                                                                  EXECUTION COPY

                                                                     EXHIBIT 4.1

================================================================================

                             BUFFETS HOLDINGS, INC.
                                     Issuer

                     13.875 % Senior Discount Notes Due 2010

                              --------------------

                                    INDENTURE

                            Dated as of May 18, 2004

                              ---------------------

                         U.S. BANK NATIONAL ASSOCIATION
                                     Trustee

================================================================================

                              CROSS-REFERENCE TABLE

                                  TIA Section                                      Indenture Section
--------------------------------------------------------------------------------   ------------------
310(a)(1).......................................................................   7.10
(a)(2)..........................................................................   7.10
(a)(3)..........................................................................   N/A
(a)(4)..........................................................................   N/A
(b).............................................................................   7.08; 7.10
(c).............................................................................   N/A
311(a)..........................................................................   7.11
(b).............................................................................   7.11
(c).............................................................................   N/A
312(a)..........................................................................   2.05
(b).............................................................................   10.03
(c).............................................................................   10.03
313(a)..........................................................................   7.06
(b)(1)..........................................................................   N/A
(b)(2)..........................................................................   7.06
(c).............................................................................   10.02
(d).............................................................................   7.06
314(a)..........................................................................   4.02; 4.13; 10.04;
                                                                                   10.05
(b).............................................................................   N/A
(c)(1)..........................................................................   10.04
(c)(2)..........................................................................   10.04
(c)(3)..........................................................................   N/A
(d).............................................................................   N/A
(e).............................................................................   10.05
(f).............................................................................   4.13
315(a)..........................................................................   7.01
(b).............................................................................   7.05
(c).............................................................................   7.01
(d).............................................................................   7.01
(e).............................................................................   6.11
316(a) (last sentence)..........................................................   10.06
(a)(1)(A).......................................................................   6.05
(a)(1)(B).......................................................................   6.04
(a)(2)..........................................................................   N/A
(b).............................................................................   6.06; 6.07
317(a)(1).......................................................................   6.08
(a)(2)..........................................................................   6.09
(b).............................................................................   2.04
318(a)..........................................................................   10.01

N/A means Not Applicable

__________________
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

                                TABLE OF CONTENTS

                                                                                   Page
                                                                                   ----
                                    ARTICLE I

                   Definitions and Incorporation by Reference

SECTION 1.01   Definitions......................................................      1
SECTION 1.02   Other Definitions................................................     31
SECTION 1.03   Incorporation by Reference of Trust Indenture Act................     32
SECTION 1.04   Rules of Construction............................................     32

                                   ARTICLE II

                                 The Securities

SECTION 2.01   Form and Dating..................................................     33
SECTION 2.02   Execution and Authentication.....................................     33
SECTION 2.03   Registrar and Paying Agent.......................................     34
SECTION 2.04   Paying Agent To Hold Money in Trust..............................     35
SECTION 2.05   Securityholder Lists.............................................     35
SECTION 2.06   Transfer and Exchange............................................     35
SECTION 2.07   Replacement Securities...........................................     35
SECTION 2.08   Outstanding Securities...........................................     36
SECTION 2.09   Temporary Securities.............................................     36
SECTION 2.10   Cancellation.....................................................     36
SECTION 2.11   Defaulted Interest...............................................     36
SECTION 2.12   CUSIP Numbers....................................................     37
SECTION 2.13   Issuance of Additional Securities................................     37
SECTION 2.14   Tax Treatment....................................................     37

                                   ARTICLE III

                                   Redemption

SECTION 3.01   Notices to Trustee...............................................     38
SECTION 3.02   Selection of Securities to be Redeemed...........................     39
SECTION 3.03   Notice of Redemption.............................................     39
SECTION 3.04   Effect of Notice of Redemption...................................     39
SECTION 3.05   Deposit of Redemption Price......................................     40
SECTION 3.06   Securities Redeemed in Part......................................     40


                                   ARTICLE IV

                                    Covenants

SECTION 4.01   Payment of Securities............................................     40
SECTION 4.02   SEC Reports......................................................     40
SECTION 4.03   Limitation on Indebtedness.......................................     41
SECTION 4.04   Limitation on Restricted Payments................................     44
SECTION 4.05   Limitation on Restrictions on Distributions from Restricted
                  Subsidiaries..................................................     47
SECTION 4.06   Limitation on Sales of Assets and Subsidiary Stock...............     49
SECTION 4.07   Limitation on Affiliate Transactions.............................     52
SECTION 4.08   Limitation on the Sale or Issuance of Capital Stock of
                  Restricted Subsidiaries.......................................     53
SECTION 4.09   Limitation on Liens..............................................     54
SECTION 4.10   Change of Control................................................     54
SECTION 4.11   Offer to Purchase Upon Initial Public Offering...................     56
SECTION 4.12   Future Guarantors................................................     58
SECTION 4.13   Compliance Certificate...........................................     58
SECTION 4.14   Maximum Leverage Ratio...........................................     58
SECTION 4.15   Permitted Business...............................................     58
SECTION 4.16   No Intermediate Holding Companies................................     58
SECTION 4.17   Further Instruments and Acts.....................................     59

                             ARTICLE V

                         Successor Company

SECTION 5.01   When Company May Merge or Transfer Assets........................     59

                            ARTICLE VI

                       Defaults and Remedies

SECTION 6.01   Events of Default................................................     60
SECTION 6.02   Acceleration.....................................................     62
SECTION 6.03   Other Remedies...................................................     62
SECTION 6.04   Waiver of Past Defaults..........................................     62
SECTION 6.05   Control by Majority..............................................     63
SECTION 6.06   Limitation on Suits..............................................     63
SECTION 6.07   Rights of Holders to Receive Payment.............................     63
SECTION 6.08   Collection Suit by Trustee.......................................     63
SECTION 6.09   Trustee May File Proofs of Claim.................................     64
SECTION 6.10   Priorities.......................................................     64

SECTION 6.11   Undertaking for Costs............................................     64
SECTION 6.12   Waiver of Stay, Extension or Usury Laws..........................     64

                                   ARTICLE VII

                                     Trustee

SECTION 7.01   Duties of Trustee................................................     65
SECTION 7.02   Rights of Trustee................................................     66
SECTION 7.03   Individual Rights of Trustee.....................................     67
SECTION 7.04   Trustee's Disclaimer.............................................     67
SECTION 7.05   Notice of Defaults...............................................     67
SECTION 7.06   Reports by Trustee to Holders....................................     67
SECTION 7.07   Compensation and Indemnity.......................................     67
SECTION 7.08   Replacement of Trustee...........................................     68
SECTION 7.09   Successor Trustee by Merger......................................     69
SECTION 7.10   Eligibility; Disqualification....................................     69
SECTION 7.11   Preferential Collection of Claims Against Company................     69

                                  Article VIII

                       Discharge of Indenture; Defeasance

SECTION 8.01   Discharge of Liability on Securities; Defeasance.................     70
SECTION 8.02   Conditions to Defeasance.........................................     71
SECTION 8.03   Application of Trust Money.......................................     72
SECTION 8.04   Repayment to Company.............................................     72
SECTION 8.05   Indemnity for Government Obligations.............................     72
SECTION 8.06   Reinstatement....................................................     72

                                   ARTICLE IX

                                   Amendments

SECTION 9.01   Without Consent of Holders.......................................     73
SECTION 9.02   With Consent of Holders..........................................     73
SECTION 9.03   Compliance with Trust Indenture Act..............................     74
SECTION 9.04   Revocation and Effect of Consents and Waivers....................     74
SECTION 9.05   Notation on or Exchange of Securities............................     75
SECTION 9.06   Trustee to Sign Amendments.......................................     75
SECTION 9.07   Payment for Consent..............................................     75


                                    ARTICLE X

                                  Miscellaneous

SECTION 10.01  Trust Indenture Act Controls.....................................     75
SECTION 10.02  Notices..........................................................     76
SECTION 10.03  Communication by Holders with Other Holders......................     76
SECTION 10.04  Certificate and Opinion as to Conditions Precedent...............     77
SECTION 10.05  Statements Required in Certificate or Opinion....................     77
SECTION 10.06  When Securities Disregarded......................................     77
SECTION 10.07  Rules by Trustee, Paying Agent and Registrar.....................     77
SECTION 10.08  Legal Holidays...................................................     78
SECTION 10.09  GOVERNING LAW....................................................     78
SECTION 10.10  No Recourse Against Others.......................................     78
SECTION 10.11  Successors.......................................................     78
SECTION 10.12  Multiple Originals...............................................     78
SECTION 10.13  Table of Contents; Headings......................................     78

Rule 144A/Regulation S/IAI Appendix

Exhibit A - Form of Initial Security............................................   A-1

Exhibit B - Form of Exchange Security or Private Exchange Security..............   B-1

Exhibit C - Form of Transferee Letter of Representation.........................   C-1

Schedule 2.14 - Comparable Yield................................................     1

                        INDENTURE dated as of May 18, 2004, between Buffets
                  Holdings, Inc., a Delaware corporation (the "Company"), and U.S. Bank National Association (the "Trustee").

            Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (a) the Company's 13.875% Senior Discount Notes due 2010 (the "Initial Securities") and, if and when issued pursuant to a registered exchange for Initial Securities, the Company's 13.875% Senior Discount Notes due 2010 (the "Exchange Securities") and if and when issued pursuant to a private exchange for Initial Securities, the Company's 13.875% Senior Discount Notes due 2010 (the "Private Exchange Securities", together with the Exchange Securities and the Initial Securities, the "Securities").

                                    ARTICLE I

                   Definitions and Incorporation by Reference

            SECTION 1.01 Definitions.

            "2002 Refinancing Transactions" means Buffets' offering of the Buffets Existing Notes in 2002, Buffets' entering into of the Credit Agreement in 2002, the repayment of all amounts outstanding under Buffets' then-existing credit facility, the redemption in 2002 of all of Buffets' 14% senior subordinated notes due September 29, 2008, the redemption in 2002 of all of the Company's 16% senior subordinated notes due September 29, 2008, the payment of related prepayment fees and the payment of fees and expenses relating to such transactions, all of which were completed on or about June 28, 2002.

            "Accreted Value" means, as of any date (the "Specified Date"), the amount provided below for each $1,000 principal amount at maturity of
Securities:

            (1) if the Specified Date occurs on one of the following dates (each, a "Semi-Annual Accrual Date"), the Accreted Value will equal the amount set forth below for such Semi-Annual Accrual Date:

                              Semi-Annual                                 Accreted
                             Accrual Date                                  Value
-----------------------------------------------------------------------   --------
Issue Date.............................................................   $ 568.73
July 31, 2004..........................................................   $ 584.74
January 31, 2005.......................................................   $ 625.30
July 31, 2005..........................................................   $ 668.68
January 31, 2006.......................................................   $ 715.07
July 31, 2006..........................................................   $ 764.68

                              Semi-Annual                                 Accreted
                             Accrual Date                                  Value
-----------------------------------------------------------------------   --------
January 31, 2007.......................................................   $ 817.73
July 31, 2007..........................................................   $ 874.46
January 31, 2008.......................................................   $ 935.13
July 31, 2008..........................................................   $1000.00

            (2) if the Specified Date occurs before the first Semi-Annual Accrual Date following the Issue Date, the Accreted Value will equal the sum of (A) the original issue price of a note and (B) an amount equal to the product of (x) the Accreted Value for such first Semi-Annual Accrual Date less such original issue price multiplied by (y) a fraction, the numerator of which is the number of days from the Issue Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days elapsed from the Issue Date to the first Semi-Annual Accrual Date, using a 360-day year of twelve 30-day months;

            (3) if the Specified Date otherwise occurs between two Semi-Annual Accrual Dates, the Accreted Value will equal to the sum of (A) the Accreted Value for the Semi-Annual Accrual Date immediately preceding such Specified Date and (B) an amount equal to the product of (x) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date multiplied by (y) a fraction, the numerator of which is the number of days elapsed from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180; or

            (4) if the Specified Date occurs after the last Semi-Annual Accrual Date, the Accreted Value will equal $1,000.

            Notwithstanding the foregoing, if additional interest accrues on the Securities on or prior to July 31, 2008 as a result of a Registration Default under the Registration Rights Agreement or an increase in the interest rate on the Securities as a result of default interest or Step-Up Interest as set forth in paragraph 1 in the Securities, such additional interest will be added to the Accreted Value, and the Accreted Value as of any Specified Date will equal the sum of (A) the Accreted Value, as calculated above, as of the date such additional interest began to accrue, plus (B) the amount of interest that would accrue on the Accreted Value from time to time on a daily basis at a rate of interest per annum equal to the sum of 13.875% per annum plus the rate of such additional interest as applicable from time to time, compounded semi-annually on each Semi-Annual Accrual Date from the date such additional interest began to accrete through the Specified Date, computed on the basis of a 360-day year of twelve 30-day months. If such an event were to occur, the Accreted Value on and after the last Semi-Annual Accrual Date would exceed $1,000.

            "Acquired Indebtedness" means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Company or any Restricted Subsidiary, any Indebtedness of a Person (other than the Company or a Restricted Subsidiary) existing at the time such Person is merged with or into the Company or a Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

            "Additional Assets" means:

            (1)   any property, plant or equipment useful in a Related Business;

            (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

            (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.

            "Additional Securities" means, subject to the Company's compliance with Section 4.03 and Section 4.14, 13.875% Senior Discount Notes due 2010 issued from time to time after the Issue Date under the terms of this Indenture (other than pursuant to Section 2.06, 2.07, 2.09 or 3.06 of this Indenture and other than Exchange Securities or Private Exchange Securities issued pursuant to an exchange offer for other Securities outstanding on the Issue Date under this Indenture).

            "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.04, 4.06 and 4.07 only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

            "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

            (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

            (2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

            (3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary;

other than, in the case of (1), (2) and (3) above,

                  (A) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary,

                  (B) for purposes of Section 4.06 only, (x) a disposition that constitutes a Restricted Payment permitted by Section 4.04 or a Permitted Investment and (y) a disposition of all or substantially all the assets of the Company in accordance with Section 5.01,

                  (C) a disposition of assets with a fair market value of less than $1,000,000,

                  (D)   entering into Hedging Obligations and

                  (E)   the granting of a Lien permitted under this Indenture.

            "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for net rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of Capital Lease Obligation.

            "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by
(2) the sum of all such payments.

            "Board of Directors" with respect to a Person means the Board of Directors of such Person or any committee thereof duly authorized to act on behalf of such Board.

            "Buffets" means Buffets, Inc. or any successor thereof.

            "Buffets Existing Notes" means Buffets' 11-1/4% Senior Subordinated Notes due 2010.

            "Buffets Existing Indenture" means the Indenture dated as of June 28, 2002, among Buffets, the guarantors referred to therein and U.S. Bank National Association, as trustee, as amended, extended, renewed, replaced, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.

            "Buffets Guarantors" means each subsidiary of Buffets that guarantees Buffets' obligations under the Buffets Existing Notes.

            "Business Day" means each day which is not a Legal Holiday.

            "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

            "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

            "Caxton Management Agreement" means the Amended and Restated Management and Fee Agreement, dated as of February 20, 2004, by and among Buffets and CxCIC LLC.

            "Caxton Shareholder" means Caxton-Iseman Investments L.P., Caxton Associates, LLC, Frederick J. Iseman, Steven M. Lefkowitz, Robert A. Ferris and any Affiliate of the foregoing.

            "Change of Control" means the occurrence of any of the following events:

            (1) prior to the Initial Public Equity Offering, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Company, whether as a result of issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, or otherwise (for purposes of this clause (1) and clause (2) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of a Person (the "specified Person") held by any other Person (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity);

            (2) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner," directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause (2), such other person shall be deemed to beneficially own any Voting Stock of a Person (the "specified person") held by any other Person (the "parent entity"), if such other person is the beneficial owner (as first defined in clause (1)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent entity and the Permitted Holders beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity);

            (3) individuals who on the Issue Date constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors of the Company or whose nomination for election by the shareholders of the Company, as the case may be, was approved by a vote of 66-2/3% of the directors of the Company then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved by the Permitted Holders) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

            (4) to the extent the Buffets Existing Notes are outstanding, a "Change of Control", as defined in the Buffets Existing Indenture, shall have occurred; or

            (5) the failure at any time by the Company to beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, 100% of the Voting Stock of Buffets (except to the extent Buffets is merged with and into the Company in accordance with the terms of this Indenture).

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

            "Consolidated Coverage Ratio" means, with respect to any Person as of any date of determination, the ratio of (x) the aggregate amount of EBITDA of such Person and its Restricted Subsidiaries for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available prior to the date of such determination to (y) Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such four fiscal quarters;

            provided, however, that:

            (1) if such Person or any of its Restricted Subsidiaries has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (A) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period when such facility was outstanding or (B) if such facility was created after the end of such four fiscal quarters, the average balance of such Indebtedness during the period from the date of creation of such facility to the date of the computation);

            (2) if such Person or any of its Restricted Subsidiaries has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if such Person or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

            (3) if since the beginning of such period such Person or any of its Restricted Subsidiaries shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of such Person or any of its Restricted Subsidiaries repaid, repurchased, defeased or otherwise discharged with respect to such Person and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent such Person and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

            (4) if since the beginning of such period such Person or any of its Restricted Subsidiaries (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

            (5) if since the beginning of such period any entity (that subsequently became a Restricted Subsidiary or was merged with or into such Person or any of its Restricted Subsidiaries since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by such Person or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

            For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company (and may include any applicable Pro Forma Cost Savings). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of twelve months).

            "Consolidated Interest Expense" means, with respect to any Person for any period, the total interest expense of such Person and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by such Person or its Restricted Subsidiaries, without duplication:

            (1) interest expense attributable to capital leases and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction;

            (2)   amortization of debt discount and debt issuance cost;

            (3)   capitalized interest;

            (4)   non-cash interest expenses;

            (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

            (6)   net payments pursuant to Hedging Obligations;

            (7) dividends paid in cash or Disqualified Stock in respect of all Disqualified Stock of such Person and Preferred Stock of the Restricted Subsidiaries of such Person held by Persons other than such Person or a Wholly Owned Subsidiary;

            (8) interest incurred in connection with Investments in discontinued operations;

            (9) interest actually paid by such Person or a Restricted Subsidiary under a Guarantee of Indebtedness of any other Person; and

            (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than such Person) in connection with Indebtedness Incurred by such plan or trust; and

less, to the extent included in such total interest expense, (A) the amortization during such period of capitalized financing costs associated with the Refinancing Transactions and the 2002 Refinancing Transactions and (B) the amortization during such period of other capitalized financing costs; provided, however, that, in the case of (B), the aggregate amount of amortization relating to such capitalized financing costs deducted in calculating Consolidated Interest Expense shall not exceed 5% of the aggregate amount of the financing giving rise thereto.

            "Consolidated Net Income" means, with respect to any Person for any period, the net income of such Person and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net
Income:

            (1) any net income of any Person (other than the referent Person) if such Person is not a Restricted Subsidiary, except that:

                  (A) subject to the exclusion contained in clause (4) below, the referent Person's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the referent Person as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below); and

                  (B) the referent Person's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income but only to the extent the referent Person or a Restricted Subsidiary funded such net loss with cash;

            (2) any net income (or loss) of any Person acquired by the referent Person or a Subsidiary of the referent Person in a pooling of interests transaction for any period prior to the date of such acquisition;

            (3) any net income of any Restricted Subsidiary of such Person if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to such Person (other than restrictions permitted under Section 4.05), except that:

                  (A) subject to the exclusion contained in clause (4) below, the Person's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to such Person or another Restricted Subsidiary of such Person as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

                  (B) such Person's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

            (4) any gain or loss realized upon the sale or other disposition of any assets of such Person, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

            (5)   extraordinary gains or losses;

            (6) to the extent included in total interest expense, any amortization or write-offs of debt issuance costs and prepayment penalties realized during such period to the extent attributable to the Indebtedness being Refinanced in connection with the Refinancing Transactions and the 2002 Refinancing Transactions;

            (7)   the cumulative effect of a change in accounting principles;

            (8) gains and losses realized upon the refinancing of any Indebtedness of the Company or any Restricted Subsidiary;

            (9) non-cash compensation charges or other non-cash expenses or charges arising from the grant of or issuance or repricing of Capital Stock or other equity-based awards or any amendment or substitution of any such Capital Stock or other equity-based awards;

            (10) any non-cash goodwill or non-cash asset impairment charges subsequent to the Issue Date; and

            (11) deferred rent to the extent it is payable after the maturity date of the Securities.

Notwithstanding the foregoing, for the purposes of Section 4.04 only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to such Person or a Restricted Subsidiary of such Person to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under Section 4.04(a)(3)(D).

            "Credit Agreement" means the Credit Agreement dated as of June 28, 2002, as amended and restated as of February 20, 2004, by and among Buffets, the guarantors referred to therein, the lenders referred to therein and Credit Suisse First Boston LLC, together with the related documents thereto (including the term loans, revolving loans and letter of credit facility thereunder, any guarantees and security documents), as amended, extended, renewed, replaced, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document or instrument) governing Indebtedness incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders (and whether in the form of commercial paper facilities, revolving credit loans, term loans, receivables financing, letters of credit, or any debt securities or other form of debt, convertible debt or exchangeable debt financing).

            "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

            "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

            "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

            (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

            (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

            (3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the first anniversary of the Stated Maturity of the Securities; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Securities shall not constitute Disqualified Stock if (1) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Securities described in Sections
4.06 and 4.10 of this Indenture and (2) any such requirement only becomes operative after compliance with such terms applicable to the Securities, including the purchase of any Securities tendered pursuant thereto.

            The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

            "EBITDA" means, with respect to any Person for any period, the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income:

            (1) all income tax expense of such Person and its consolidated Restricted Subsidiaries;

            (2) Consolidated Interest Expense of such Person and its consolidated Restricted Subsidiaries;

            (3) depreciation and amortization expense of such Person and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid operating activity item that was paid in cash in a prior period);

            (4)   Restructuring Expenses;

            (5) the principal component of any Sale/Leaseback Transaction that constitutes an operating lease; and

            (6) all other non-cash charges of such Person and its consolidated Restricted Subsidiaries (including, without limitation, deferred rental expense, but excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period) less all non-cash items of income (other than accrual of revenue in the ordinary course of business) of such Person and its consolidated Restricted Subsidiaries;

in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income of such Person.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "First Call Date" means July 31, 2008.

            "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of Buffets Existing Indenture, including those set forth in:

            (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

            (2) statements and pronouncements of the Financial Accounting Standards Board; and

            (3) such other statements by such other entity as approved by a significant segment of the accounting profession.

All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

            "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

            (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

            (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

            "Guaranty Agreement" means a supplemental indenture, in a form reasonably satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Company's obligations with respect to the Securities on the terms provided for in this Indenture and in such supplemental indenture.

            "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

            "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

            "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with Section 4.03, (1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security and (2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same clause and with the same terms will not be deemed to be the Incurrence of Indebtedness.

            "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

            (1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

            (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

            (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

            (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

            (5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with this Indenture (but excluding, in each case, any accrued dividends);

            (6)   all obligations of the type referred to in clauses (1) through
      (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

            (7)   all obligations of the type referred to in clauses (1) through
      (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured; and

            (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person; provided, that for purposes of calculating the Leverage Ratio, the aggregate amount of Indebtedness outstanding pursuant to any Hedging Obligation shall be zero until such time as such Person has the obligation to make a payment in respect of such Hedging Obligation and such payment is not made within 10 days.

Notwithstanding the foregoing, in connection with the purchase by such Person or any of its Restricted Subsidiaries of any business, the term "Indebtedness" will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.

            The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time. Notwithstanding the foregoing, Indebtedness shall not include any liability for Federal, state, local or other taxes owed or owing to any governmental entity.

            "Indenture" means this Indenture as amended or supplemented from time to time.

            "Independent Qualified Party" means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Company.

            "Initial Public Equity Offering" means the first underwritten initial public offering of common stock by the Company pursuant to an effective registration statement under the Securities Act, which offering (i) has a primary component and (ii) results in at least $50,000,000 of aggregate gross proceeds (whether primary or secondary).

            "Interest Rate Agreement" means in respect of a Person any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to manage interest rate exposure.

            "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. Except as otherwise provided for herein, the amount of an Investment shall be its fair value at the time the Investment is made and without giving effect to subsequent changes in value. For purposes of the definition of "Unrestricted Subsidiary", the definition of "Restricted Payment" and Section 4.04,

            (1) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

            (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

            "Issue Date" means May 18, 2004.

            "Leverage Ratio" means, as of any date of determination, the ratio of (x) total Indebtedness of the Company and its Restricted Subsidiaries to (y) EBITDA of the Company for the period of the four consecutive fiscal quarters most recently ended for which internal financial statements are then available prior to the date of determination; provided that:

            (1) if the Company or any of its Restricted Subsidiaries has Incurred any Indebtedness since the beginning of such period that remains outstanding, EBITDA and Indebtedness for such period shall be calculated after giving effect on a pro forma basis to such Incurrence of Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (A) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period when such facility was outstanding or (B) if such facility was created after the end of such four fiscal quarters, the average balance of such Indebtedness during the period from the date of creation of such facility to the date of the computation);

            (2) if the Company or any of its Restricted Subsidiaries has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period, EBITDA and Indebtedness for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

            (3) if since the beginning of such period the Company or any of its Restricted Subsidiaries shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Indebtedness for such period shall be reduced by an amount equal to the Indebtedness of the Company or any of its Restricted Subsidiaries repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

            (4) if since the beginning of such period the Company or any of its Restricted Subsidiaries (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any person which becomes a Restricted Subsidiary) or an acquisition of assets which constitutes all or substantially all of an operating unit of a business, EBITDA and Indebtedness for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

            (5) if since the beginning of such period any entity (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any of its Restricted Subsidiaries since the beginning of such period) shall have made any Asset Disposition, any Investment or any acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Indebtedness for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

      For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company (and may include any applicable Pro Forma Cost Savings).

            "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof); provided that any property that is the subject of a Sale/Leaseback Transaction shall be deemed to be covered by a Lien.

            "Management Agreements" means each of the Caxton Management Agreement and the Management and Fee Agreement, dated as of October 2, 2000, by and between Buffets, Inc. and Sentinel Capital Partners, L.L.C.

            "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:

            (1) all legal, title and recording tax expenses, underwriting discounts, commissions and other fees and expenses incurred (including, without limitation, fees and expenses of counsel, accountants and investment bankers), and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

            (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

            (3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition;

            (4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition; and

            (5) any portion of the purchase price from an Asset Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with that Asset Disposition; provided, however, that upon the termination of such escrow, Net Available Cash will be increased by any portion of funds in the escrow that are released to the Company or any Restricted Subsidiary.

            "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

            "Obligations" means with respect to any Indebtedness all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

            "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

            "Officers' Certificate" means a certificate signed by two Officers.

            "One Year's Coupon" means, with respect to an optional redemption, the difference between (1) the scheduled Accreted Value of the Securities on the date that is one year after the redemption date and (2) the Accreted Value of the Securities as of the redemption date.

            "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

            "Permitted Business" means the businesses engaged in by the Company and its Subsidiaries on the date hereof and businesses that are related thereto, extensions thereof or necessary or desirable to facilitate any such business.

            "Permitted Closing Date Payments" means, without duplication, the following payments and distributions: (1) redemption of the Company's series A senior subordinated and series B junior subordinated notes due 2011 and (2) the distribution on or about the Issue Date of up to $65,000,000 to holders of the Company's Capital Stock.

            "Permitted Equipment Lease Financings" means one or more Sale/Leaseback Transactions relating to equipment and/or leasehold improvements.

            "Permitted Holders" means (i) Caxton-Iseman Investments L.P., Caxton Associates, LLC, Sentinel Capital Partners, II, L.P., Frederick J. Iseman, Robert M. Rosenberg, Steven M. Lefkowitz, Robert A. Ferris, Roe H. Hatlen and David S. Lobel and any other Person who is a controlled Affiliate of any of the foregoing and any member of senior management of the Company and (ii) any Related Party of any of the foregoing.

            "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

            (1) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

            (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;

            (3)   cash and Temporary Cash Investments;

            (4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

            (5) payroll, travel and similar advances to directors, officers and employees to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

            (6) loans or advances to employees made in the ordinary course of business of the Company or such Restricted Subsidiary in an aggregate principal amount not to exceed $2,000,000 at any one time outstanding;

            (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

            (8) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to Section 4.06;

            (9) any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

            (10) any Person to the extent such Investment consists of Hedging Obligations otherwise permitted under Section 4.03; and

            (11) additional Investments made after the Issue Date in an aggregate amount which, together with all other Investments made pursuant to this clause (11) that are then outstanding, do not exceed the greater of (a) $25,000,000 and (b) 5% of Total Assets.

            "Permitted Liens" means, with respect to any Person:

            (1) Liens on property (a) existing at the time of acquisition thereof or (b) of a Person existing at the time such Person is merged into or consolidated with or acquired by the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such acquisition, merger or consolidation and do not extend to any assets other than those acquired or to those of the Person merged into or consolidated with the Company or a Restricted Subsidiary of the Company, as the case may be;

            (2) banker's Liens, rights of setoff and Liens to secure the performance of bids, tenders, trade or government contracts (other than for borrowed money), leases, licenses, statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

            (3) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.03(b)(10) or 4.03(b)(11) covering only the assets acquired, leased, constructed or improved with such Indebtedness;

            (4)   Liens existing or entered into on the Issue Date;

            (5)(a) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and (b) Liens for taxes, assessments or governmental charges or claims, in each case, that are not yet due or delinquent or that are bonded or that are being contested in good faith and by appropriate proceedings; provided that any reserve or other appropriate provision shall be required in conformity with GAAP shall have been made therefor;

            (6) Liens, pledges or deposits in connection with (a) workmen's compensation, obligations and general liability exposure of the Company and its Restricted Subsidiaries and (b) unemployment insurance and other social security legislation, including any Lien securing letters of credit issued in the ordinary course of business in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

            (7) Liens on goods (and the proceeds thereof) and documents of title and the property covered thereby securing Indebtedness in respect of commercial letters of credit;

            (8) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

            (9) Liens arising by reason of a judgment, decree or court order, to the extent not otherwise resulting in an Event of Default, and any Liens that are required to protect or enforce any rights in any administrative, arbitration or other court proceedings in the ordinary course of business;

            (10) Liens securing Hedging Obligations so long as such Hedging Obligations relate to Indebtedness that is, and is permitted under the Indenture, secured by a Lien on the same property securing such Hedging Obligations;

            (11) Liens securing Refinancing Indebtedness permitted to be Incurred under the Indenture where the Indebtedness being Refinanced was secured by a Lien, or amendments or renewals of Liens that were permitted to be Incurred; provided, in each case, that such Liens do not extend to any additional property or asset of the Company or a Restricted Subsidiary of the Company;

            (12) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5,000,000 at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary;

            (13) Liens securing Indebtedness (including related Obligations) under the Credit Agreement permitted to be Incurred pursuant to Section 4.03;

            (14) Liens on Capital Stock of Buffets securing a Guarantee by the Company of Indebtedness of a Restricted Subsidiary of the Company; provided, however, that such Indebtedness is otherwise secured by a Lien on a significant portion of the assets of Buffets;

            (15) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

            (16) Liens encumbering deposits made to secure obligations arising from statutory, regulatory or contractual requirements of the Company or a Restricted Subsidiary, including rights of offset and setoff;

            (17)  any lease or sublease to a third party;

            (18) Liens on materials, inventory or consumables and the proceeds therefrom securing trade payables relating to such materials, inventory or consumables;

            (19) Liens in favor of customs and revenues authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

            (20) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (1) through (19) provided that the Lien so extended, renewed or replaced does not extend to any additional property or assets.

            "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

            "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

            "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

            "Pro Forma Cost Savings" means, with respect to any period, the reduction in costs or other adjustments (including, solely in the case of clause
(3)(i) below, an annualization of EBITDA), as applicable, that are:

            (1) directly attributable to an asset acquisition and calculated on a basis that is consistent with Regulation S-X under the Securities Act in effect and as applied as of the Issue Date;

            (2) implemented by the Company or the business that was the subject of any such asset acquisition, in each case, within one year prior to the date of the asset acquisition and that are supportable and quantifiable by the underlying accounting records of the Company or such business; or

            (3) in connection with any acquisition of restaurants or a Person engaged in a Related Business, (i) the EBITDA reasonably estimated by the Company's chief financial officer associated with any such acquired restaurants that were operated for at least three months but no longer than twelve months by the business that was the subject of any such acquisition and (ii) cost savings reasonably estimated by the Company's chief financial officer and reasonably expected by such chief financial officer to be implemented within six months of the consummation of such acquisition directly attributable to closing such acquired restaurants or to headquarters consolidation, including consolidation of functions;

as if, in the case of each of clauses (1), (2) and (3), all such reductions in costs or other adjustments had been effected as of the beginning of such period.

            "Public Equity Offering" means any primary sale of Capital Stock (other than Disqualified Stock) of the Company to the public pursuant to an effective registration statement under the Securities Act.

            "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, in whole or in part, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

            "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

            (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

            (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced; and

            (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus (i) accrued interest on the Indebtedness being Refinanced not to exceed the amount of such accrued interest for one fiscal quarter and (ii) fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

            "Refinancing Transactions" means the offering of the Securities, the amendment and restatement of the Credit Agreement entered into on February 20, 2004 and the repayment of Indebtedness (including the repurchase of a portion of the Buffets Existing Notes) in connection with such transactions.

            "Registration Rights Agreement" means the Registration Rights Agreement dated the Issue Date, between the Company and Credit Suisse First Boston LLC and any similar registration rights agreement entered into in connection with the issuance of Additional Securities.

            "Related Business" means any business in which the Company was engaged on the Issue Date and any business that in the good faith judgment of the Board of Directors is related, ancillary or complementary thereto, arises therefrom or is necessary or desirable to facilitate such business.

            "Related Party" means (1) any controlling stockholder, controlling member, general partner, majority owned Subsidiary, or spouse or immediate family member (in the case of an individual) of any Permitted Holder described in clause (i) of the definition thereof, (2) any estate, trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons holding a controlling interest of which consist solely of one or more Permitted Holders described in clause (i) of the definition thereof and/or such other Persons referred to in the immediately preceding clause (1) or (3) any executor, administrator, trustee, manager, director or other similar fiduciary of any Person referred to in the immediately preceding clause (2) acting solely in such capacity.

            "Restricted Payment" with respect to any Person means:

            (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

            (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

            (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of the Company (other than the purchase, repurchase or other acquisition of Subordinated Obligations of the Company purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition);

            (4) the making of any Investment (other than a Permitted Investment) in any Person; or

            (5) any other payment of any kind to any Caxton Shareholder, other than payments to Persons for services or goods on fair terms provided at fair market value and any payments made under the Caxton Management Agreement in effect on the date hereof to the extent permitted by Section 4.07.

            "Restricted Subsidiary" of any Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

            "Restructuring Expenses" means losses, expenses and charges incurred in connection with restructuring within the Company and/or one or more of its Restricted Subsidiaries, including in connection with integration of acquired businesses or Persons, disposition of one or more Subsidiaries or businesses, exiting of one or more lines of business and relocation or consolidation of facilities, including severance, lease termination and other non-ordinary-course, non-operating costs and expenses in connection therewith.

            "Revolving Credit Facility" means the revolving credit facility and letter of credit facility contained in the Credit Agreement and any other facilities or financing arrangements (including commercial paper facilities, revolving credit loans, term loans, receivables financing letters of credit, or any debt securities or other form of debt, convertible debt or exchangeable debt financing) that Refinance or replace, in whole or in part, any such revolving credit facility, letter or credit facility or financing arrangement.

            "Sale/Leaseback Transaction" means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

            "SEC" means the U.S. Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Securities" means the Securities issued under this Indenture.

            "Senior Indebtedness" means, with respect to any Person:

            (1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

            (2) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Securities of such Person, as the case may be; provided, however, that Senior Indebtedness of such Person shall not include:

            (1)   any obligation of such Person to any Subsidiary;

            (2) any liability for Federal, state, local or other taxes owed or owing by such Person;

            (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

            (4) any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in right of payment to any other Indebtedness or other obligation of such Person; or

            (5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture.

            For purposes of clarity, Senior Indebtedness shall include the Securities.

            "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

            "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

            "Subordinated Obligation" means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities or a Subsidiary Guaranty of such Person, as the case may be, pursuant to a written agreement to that effect. For avoidance of doubt, the refinancing, purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of a Restricted Subsidiary of the Company at a time that the Company is Guaranteeing such Indebtedness (and such Guarantee is a Subordinated Obligation of the Company) shall not constitute a refinancing, purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of a Subordinated Obligation of the Company so long as the Company is not paying on such Guarantee.

            "Subsidiary" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person.

            "Subsidiary Guarantor" means each Subsidiary of the Company that hereafter guarantees the Securities pursuant to the terms of this Indenture.

            "Temporary Cash Investments" means any of the following:

            (1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

            (2) investments in time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt that is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

            (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause
      (2) above;

            (4) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a person (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's, a division of the McGraw-Hill Companies; and

            (5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's, a division of the McGraw-Hill Companies, or "A" by Moody's Investors Service, Inc.

            "Term Loan Facility" means the term loan facility initially contained in the Credit Agreement and any other facility or financing arrangement (including commercial paper facilities, revolving credit loans, term loans, receivables financing, letters of credit, or any debt securities or other form of debt, convertible debt or exchangeable debt financing) that Refinances or replaces, in whole or in part, any such facility or financing arrangement.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture.

            "Total Assets" means the total consolidated assets of the Company and its Restricted Subsidiaries, as set forth on the Company's consolidated balance sheet for the most recently ended fiscal quarter for which internal financial statements are available.

            "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

            "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

            "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

            "Unrestricted Subsidiary" means:

            (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

            (2)   any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that (x) either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04; (y) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness by the Company or such Restricted Subsidiary at the time of such designation; and (z) if applicable, the Incurrence of Indebtedness referred to in clause (y) of this provision would be permitted under Section 4.03. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) (i) the Consolidated Coverage Ratio for the

Company and its Restricted Subsidiaries exceeds 2.0 to 1 (or, if such Subsidiary will be a Restricted Subsidiary of Buffets, Buffets could Incur $1.00 of additional Indebtedness under Section 4.03(a)) or (ii) the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries would be greater than the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries immediately before giving effect to such designation and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

            "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

            "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

            "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or one or more Wholly Owned Subsidiaries.

            SECTION 1.02 Other Definitions.

                                                                          Defined in
                                  Term                                     Section
-----------------------------------------------------------------------   ----------
"Appendix".............................................................    2.01
"Affiliate Transaction"................................................    4.07(a)
"Bankruptcy Law".......................................................    6.01
"Change of Control Offer"..............................................    4.10(b)
"covenant defeasance option"...........................................    8.01(b)
"Custodian"............................................................    6.01
"Event of Default".....................................................    6.01
"IPO Offer"............................................................    4.11(a)
"IPO Offer Amount".....................................................    4.11(c)(2)
"IPO Offer Period".....................................................    4.11(c)(2)
"IPO Purchase Date"....................................................    4.11(c)(1)
"legal defeasance option"..............................................    8.01(b)
"Legal Holiday"........................................................   10.08
"Offer"................................................................    4.06(b)
"Offer Amount".........................................................    4.06(c)(2)

"Offer Period".........................................................    4.06(c)(2)
"Paying Agent".........................................................    2.03
"Purchase Date"........................................................    4.06(c)(1)
"Registrar"............................................................    2.03
"Semi-Annual Accrual"..................................................    2.01
"Specified Date".......................................................    2.01
"Successor Company"....................................................    5.01

            SECTION 1.03 Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

            "Commission" means the SEC;

            "indenture securities" means the Securities;

            "indenture security holder" means a Securityholder;

            "indenture to be qualified" means this Indenture;

            "indenture trustee" or "institutional trustee" means the Trustee;
and

            "obligor" on the indenture securities means the Company and any other obligor on the Securities.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

            SECTION 1.04 Rules of Construction. Unless the context otherwise requires:

            (1)   a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3)   "or" is not exclusive;

            (4)   "including" means including without limitation;

            (5) words in the singular include the plural and words in the plural include the singular;

            (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

            (7) Indebtedness secured by junior liens shall not be deemed to be subordinated or junior to other Indebtedness merely because it is secured by junior liens;

            (8) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

            (9) interest payable on the Securities shall include additional interest, if any, required to be paid on the Securities under the Registration Rights Agreement;

            (10) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

            (11) all references to the date the Securities were originally issued shall refer to the Issue Date.

                                   ARTICLE II

                                 The Securities

            SECTION 2.01 Form and Dating. Provisions relating to the Initial Securities, the Private Exchange Securities and the Exchange Securities are set forth in the Rule 144A/Regulation S/IAI Appendix attached hereto (the "Appendix") which is hereby incorporated in, and expressly made part of, this Indenture. The Initial Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A to the Appendix which is hereby incorporated in, and expressly made a part of, this Indenture. The Exchange Securities, the Private Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in the Appendix and Exhibit B are part of the terms of this Indenture.

            SECTION 2.02 Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature.

            If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

            A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

            On the Issue Date, the Trustee shall authenticate and deliver $132,000,000 principal amount at maturity of 13.875% Senior Discount Notes due 2010 and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount specified in such order, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of an issuance of Additional Securities pursuant to Section 2.13 after the Issue Date, shall certify that such issuance is in compliance with Section 4.03.

            The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

            SECTION 2.03 Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

            The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Wholly Owned Subsidiary incorporated or organized within the United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent.

            The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

            SECTION 2.04 Paying Agent To Hold Money in Trust. On or prior to 11:00 a.m. New York time on each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee.

            SECTION 2.05 Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

            SECTION 2.06 Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(1) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount at maturity of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. The Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

            SECTION 2.07 Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

            Every replacement Security is an additional Obligation of the Company.

            SECTION 2.08 Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

            If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

            If the Paying Agent (other than the Company or any Affiliate of the Company) segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

            SECTION 2.09 Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them, without charge to the Holders, in exchange for temporary Securities.

            SECTION 2.10 Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

            SECTION 2.11 Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

            SECTION 2.12 CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers assigned by the Committee on Uniform Securities Identification Procedures ("CUSIP") and corresponding International Securities Identification Numbers ("ISIN") (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP or ISIN numbers.

            SECTION 2.13 Issuance of Additional Securities. The Company shall be entitled, subject to its compliance with Sections 4.03 and 4.14, to issue Additional Securities under this Indenture which shall have identical terms as the Initial Securities issued on the Issue Date, other than with respect to the date of issuance, issue price and first semi-annual accretion or interest payment date; provided that such Additional Securities are part of the same issue as the Initial Securities for U.S. Federal income tax purposes. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor shall be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase.

            With respect to any Additional Securities, the Company shall set forth in a resolution of the Board of Directors and an Officers' Certificate, a copy of each which shall be delivered to the Trustee, the following information:

            (1) the aggregate principal amount at maturity of such Additional Securities to be authenticated and delivered pursuant to this Indenture;

            (2) the issue price, the issue date, the first semi-annual accretion or interest payment date and the CUSIP number and corresponding ISIN of such Additional Securities; provided, however, that no Additional Securities may be issued unless such Additional Securities are fungible in all respects for U.S. Federal income tax purposes with the Securities then outstanding; and

            (3) whether such Additional Securities shall be Transfer Restricted Securities and issued in the form of Initial Securities as set forth in the Appendix to this Indenture or shall be issued in the form of Exchange Securities as set forth in Exhibit B.

            SECTION 2.14 Tax Treatment. (a) The parties hereto agree, and each Holder and each beneficial owner of a Security or a beneficial interest in a Security by its purchase or acceptance thereof shall be deemed to agree, (i) to treat, for United States federal income tax purposes, the Securities as debt instruments that are subject to Treasury Regulation Section 1.1275-4(b); (ii) to accrue interest with respect to outstanding Securities as original issue discount for United States federal income tax purposes according to the "noncontingent bond method," set forth in
Section 1.1275-4(b) of the Treasury Regulations, using the comparable yield set forth in Schedule 2.14 to this Indenture compounded semiannually and the projected payment schedule attached as Schedule 2.14 to this Indenture; and
(iii) to treat, for United States federal income tax purposes, the possibility that the Company will pay amounts in excess of stated interest or principal with respect to the Securities (other than amounts paid with respect to (x) Optional Redemption in connection with a Public Equity Offering, as described more fully in Section 5 of Exhibit A hereto, or (y) a Put in connection with a Public Equity Offering, as described more fully in Section 7 of Exhibit A hereto) as a contingency that is "remote" or "incidental" within the meaning of Treasury Regulation Section 1.1275-2(h).

            (b) The Company acknowledges and agrees, and each Holder and each beneficial owner of a Security or a beneficial interest in a Security by its purchase or acceptance thereof shall be deemed to agree, that (i) the comparable yield means the annual yield the Company would pay, as of the date of this Indenture for United States federal income tax purposes, on a noncontingent, fixed-rate debt instrument with terms and conditions otherwise similar to those of the Securities; (ii) the schedule of projected payments is not determined for any purpose other than for the determination of interest accruals and adjustments thereof in respect of the Securities for United States federal income tax purposes under Treasury Regulation Section 1.1275-4(b); and (iii) the comparable yield and the schedule of projected payments do not constitute a projection or representation regarding the amounts payable on the Securities.

            (c) The Company shall provide to each Holder and each beneficial owner of a Security or a beneficial interest in a Security, upon the written request of such Holder or beneficial owner of a Security or beneficial interest in a Security, the projected payment schedule.

                                   ARTICLE III

                                   Redemption

            SECTION 3.01 Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

            The Company shall give each notice to the Trustee provided for in this Section 3.01 at least 30 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

            SECTION 3.02 Selection of Securities to be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed on a pro rata basis, to the extent practicable. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in principal amounts at maturity of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

            SECTION 3.03 Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's registered address.

            The notice shall identify the Securities to be redeemed and shall state:

            (1)   the redemption date;

            (2)   the redemption price;

            (3)   the name and address of the Paying Agent;

            (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts at maturity of the particular Securities to be redeemed;

            (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date; and

            (7) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

            At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this
Section 3.03.

            SECTION 3.04 Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

            SECTION 3.05 Deposit of Redemption Price. On or prior to 11:00 a.m. New York time on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

            SECTION 3.06 Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount at maturity to the unredeemed portion of the Security surrendered.

                                   ARTICLE IV

                                    Covenants

            SECTION 4.01 Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent (other than the Company or any Affiliate of the Company) holds in accordance with this Indenture money designated for and sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture. If the Company or any Affiliate of the Company acts as Paying Agent, principal and interest shall be considered paid on the date due only if paid to the Securityholders.

            The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

            SECTION 4.02 SEC Reports. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall, after effectiveness of the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) or the Shelf Registration Statement (as defined in the Registration Rights Agreement), as the case may be, file with the SEC and, in any event, provide the Trustee and Securityholders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections.

            In addition, at all times on or after the date hereof and prior to the effectiveness of such registration statements, the Company shall supply to the Trustee and each Securityholder copies of such reports and other information within 15 days after the date it would have been required to file such reports or other information with the SEC had it been subject to such Sections; provided, however, that the Company will be deemed to have complied with such obligation following the filing of the Exchange Offer Registration Statement and prior to the effectiveness thereof, if the Exchange Offer Registration Statement includes the information specified in the first paragraph of this Section 4.02 at the time the Company would otherwise be required to supply such information to the Trustee. In addition at all times on or after the date hereof, the Company shall furnish to the Holders of the Securities and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Securities are not freely transferable under the Securities Act. The Company also shall comply with the other provisions of TIA Section 314(a).

            SECTION 4.03 Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that Buffets and each of its Restricted Subsidiaries will be entitled to Incur Indebtedness if, on the date of such Incurrence after giving effect thereto on a pro forma basis, no Default has occurred and is continuing and the Consolidated Coverage Ratio of Buffets exceeds 2.0 to 1.

            (b) Notwithstanding the foregoing paragraph (a), the Company and the Restricted Subsidiaries shall be entitled to Incur any or all of the following Indebtedness:

            (1) Indebtedness Incurred by the Company and its Restricted Subsidiaries pursuant to any Revolving Credit Facility; provided, however, that, immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause
      (1) and then outstanding does not exceed the greater of (A) $80,000,000 and (B) 5% of the consolidated revenue of the Company and its Restricted Subsidiaries for the most recent four consecutive fiscal quarters for which internal financial statements are available prior to the date such Indebtedness was Incurred;

            (2) Indebtedness Incurred by the Company and its Restricted Subsidiaries pursuant to any Term Loan Facility; provided, however, that, after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (2) and then outstanding does not exceed the greater of (A) $230,000,000 less the sum of all principal payments with respect to such Indebtedness pursuant to Section 4.06(a)(3)(A) and (B) 25% of the consolidated revenue of the Company and its Restricted Subsidiaries for the most recent four consecutive fiscal quarters for which internal financial statements are available prior to the date such Indebtedness was Incurred;

            (3) Indebtedness owed to and held by the Company or a Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon and (B) if the Company is the obligor on such Indebtedness owed to a Restricted Subsidiary, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities;

            (4) the Securities and the Exchange Securities (other than any Additional Securities);

            (5) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2), (3) or (4) of this Section 4.03(b));

            (6) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to Section 4.03(a) or pursuant to clause (4) or (5) of this
      Section 4.03(b) or this clause (6);

            (7) Hedging Obligations of any Restricted Subsidiary entered into not for the purpose of speculation;

            (8) obligations in respect of one or more standby letters of credit, performance, bid and surety bonds, workers' compensation claims, self-insurance claims, self-insurance obligations, bankers' acceptances and completion guarantees provided by any Restricted Subsidiary in the ordinary course of business;

            (9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within three Business Days of its Incurrence;

            (10) Indebtedness (including Capital Lease Obligations) Incurred by any Restricted Subsidiary to finance the purchase, lease, construction or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) within 180 days after such purchase, lease or improvement in an aggregate principal amount which, when added together with the amount of Indebtedness previously Incurred pursuant to this clause (10) and then outstanding (including any Refinancing Indebtedness with respect thereto) does not exceed $25,000,000;

            (11) Indebtedness of any Restricted Subsidiary attributable to Permitted Equipment Lease Financings in an aggregate principal amount which, when added together with the amount of Indebtedness Incurred pursuant to this clause (11) and then outstanding (including any Refinancing Indebtedness with respect thereto) does not exceed $25,000,000; provided, however, that the Net Available Cash from such Permitted Equipment Lease Financings is applied to reduce Indebtedness as required by Section 4.06;

            (12) the Guarantee by the Company of Indebtedness of any Restricted Subsidiary permitted to be Incurred under this Indenture or the Guarantee or co-issuance by any Restricted Subsidiary of any Indebtedness of the Company or of any Restricted Subsidiary otherwise permitted to be Incurred pursuant to this Indenture;

            (13) Indebtedness of the Company or any Restricted Subsidiary consisting of indemnification, adjustment of purchase price, earn-out or similar obligations, in each case incurred in connection with the acquisition or disposition of any assets, including shares of Capital Stock or divisions or lines of business, of the Company or any Restricted Subsidiary;

            (14) Acquired Indebtedness, and any Refinancing Indebtedness thereof, which is in an aggregate amount not to exceed $20,000,000 at any time outstanding; and

            (15) Indebtedness of any Restricted Subsidiary in an aggregate principal amount which, when taken together with all other Indebtedness of the Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (14) of this Section 4.03(b) or Section 4.03(a)), does not exceed $25,000,000.

            (c) Notwithstanding the foregoing, the Company shall not Incur any Indebtedness pursuant to Section 4.03(b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Company unless such Indebtedness shall be subordinated to the Securities to at least the same extent as such Subordinated Obligations.

            (d) The Company shall not issue Additional Securities unless the Holders of at least a majority in principal amount at maturity of the Securities then outstanding have given their written consent to such issuance.

            (e)   For purposes of determining compliance with this Section 4.03,
(1) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described herein, the Company, in its sole discretion, shall classify such item of Indebtedness at the time of Incurrence and only be required to include the amount and type of such Indebtedness in one of the above clauses and (2) the Company shall be entitled at the time of such Incurrence to divide and classify an item of

Indebtedness in more than one of the types of Indebtedness described herein. In addition, from time to time the Company may reclassify any Indebtedness Incurred pursuant to Section 4.03 such that it will be deemed as having been Incurred under Section 4.03(a) or another clause in Section 4.03(b), so long as such Indebtedness could have been Incurred under Section 4.03(a) or such new clause had Section 4.03(a) or such clause been available to the Company at the time of the original Incurrence of such Indebtedness. Indebtedness under the Revolving Credit Facility under the Credit Agreement outstanding on the Issue Date shall be deemed to have been Incurred on the Issue Date in reliance on Section 4.03(b)(1). Indebtedness under the Term Loan Facility under the Credit Agreement outstanding on the Issue Date shall be deemed to have been Incurred on the Issue Date in reliance on Section 4.03(b)(2).

            SECTION 4.04 Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

            (1) a Default shall have occurred and be continuing (or would result therefrom);

            (2) the Consolidated Coverage Ratio for the Company exceeds 2.0 to 1 (or in the case of Restricted Payments described in clause (4) of the definition thereof made by Buffets, Buffets is not entitled to Incur an additional $1.00 of Indebtedness under Section 4.03(a)); or

            (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):

                  (A) with respect to any Restricted Payment described in clause (3) or (4) of the definition thereof only, 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter for which internal financial statements are then available prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

                  (B) 100% of the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees), 100% of any cash capital contribution received by the Company from its shareholders subsequent to the Issue Date and 100% of the fair market value (as determined in good faith by resolution of the Board of Directors of the Company) of property (other than cash that would constitute Temporary Cash Investments) of a Related Business received by the Company or a Restricted Subsidiary subsequent to the Issue Date as a contribution to its common equity capital or from the issuance and sale of its Capital Stock (other than from a Subsidiary or that was financed with loans from the Company or any of its Restricted Subsidiaries); plus

                  (C) the amount by which Indebtedness of the Company or a Restricted Subsidiary is reduced on the Company's consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company or a Restricted Subsidiary convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); plus

                  (D) an amount equal to the sum of (x) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Subsidiary, and (y) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

            (b)   The provisions of Section 4.04(a) shall not prohibit:

            (1) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) or a substantially concurrent capital contribution received by the Company from its shareholders; provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or such capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under Section 4.04(a)(3)(B);

            (2) in connection with an Initial Public Equity Offering, Buffets may terminate the Caxton Management Agreement and pay a termination fee under such agreement from the Net Cash Proceeds of such Initial Public Equity Offering; provided, however, that if the aggregate principal amount at maturity of the Securities outstanding after such Initial Public Equity Offering (after giving effect to any Securities redeemed or repurchased (or to be redeemed or repurchased) in connection with such offering) exceeds 50% of the aggregate principal amount at maturity of the Securities issued on the Issue Date, then the cash portion of such termination fee shall not exceed four times the aggregate amount of the fees paid under the Caxton Management Agreement during the prior 13 monthly accounting periods of the Company immediately prior to the date of consummation of the Initial Public Equity Offering; provided further, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such offering (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under Section 4.04(a)(3)(B);

            (3) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section 4.04; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

            (4) so long as no Default has occurred and is continuing, the repurchase or other acquisition of shares of Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment, severance, compensation or shareholder agreements) or plans (or amendments thereto) approved by the Board of Directors of the Company under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such repurchases and other acquisitions shall not exceed (A) in any calendar year, $5,000,000 and (B) in the aggregate, $20,000,000; provided further, however, that such repurchases and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments; provided further, however, that no payments shall be made under this clause (4) to any Caxton Shareholder or any Related Party thereto;

            (5) Permitted Closing Date Payments; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

            (6) Payments of intercompany subordinated debt, the incurrence of which was permitted under Section 4.03(b)(3); provided, however, that no Default or Event of Default has occurred and is continuing or would otherwise result therefrom; provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments; or

            (7) (A) any payment made to any Caxton Shareholder in respect of any Indebtedness of the Company or any of its Restricted Subsidiaries permitted under this Indenture and (B) after an Initial Public Equity Offering, any reasonable directors' fees and related reimbursements of the Company or any Restricted Subsidiary to directors who are Caxton Shareholders; provided that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments.

            For purposes of determining compliance with this Section 4.04, in the event that a proposed Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (7) of this Section 4.04(b), or is entitled to be incurred pursuant to Section 4.04(a), the Company shall be entitled to classify such item of Restricted Payment on the date of its payment in any manner that complies with this Section 4.04.

            SECTION 4.05 Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company or a Subsidiary Guarantor, (b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:

            (1)   with respect to clauses (a), (b) and (c) above;

                  (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, including the Credit Agreement and the Buffets Existing Indenture;

                  (ii) any encumbrance or restriction with respect to a
            Restricted Subsidiary pursuant to an agreement relating to any Indebtedness (including Acquired Indebtedness) Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

                  (iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in Section 4.05(1)(i) or 4.05(1)(ii) or this clause (iii) or contained in any amendment to an agreement referred to in Section 4.05(1)(i) or 4.05(1)(ii) or this clause (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the Securityholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

                  (iv) any encumbrance or restriction consisting of any
            restriction on the sale or other disposition of assets or property securing Indebtedness as a result of a Lien permitted to be Incurred under the Indenture on such asset or property;

                  (v) any encumbrance or restriction with respect to a
            Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or a portion of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

                  (vi) any restriction arising under applicable law, regulation or order;

                  (vii) any restriction on cash or other deposits or net worth imposed by suppliers or landlords under contracts entered into in the ordinary course of business;

                  (viii) any restriction in any agreement that is not materially more restrictive than the restrictions under the terms of the Credit Agreement and the Buffets Existing Indenture as in effect on the Issue Date; and

                  (ix) any encumbrances or restrictions created with respect to
            (x) Indebtedness of Buffets or Buffets Guarantors permitted to be Incurred or issued subsequent to the Issue Date pursuant to Section
            4.03 and (y) Indebtedness of other Restricted Subsidiaries permitted to be Incurred or issued subsequent to the Issue Date pursuant to
            Section 4.03; provided that in the case of this clause (y) the Board of Directors of the Company determines (as evidenced by a resolution of the Board of Directors of the Company) in good faith at the time such encumbrances or restrictions are created that such encumbrances or restrictions would not reasonably be expected to impair the ability of the Company to make payments of interest and scheduled payments of principal on the Securities in each case as and when due;

            (2)   with respect to clause (c) above only,

                  (i) any such encumbrance or restriction consisting of
            customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

                  (ii) restrictions contained in security agreements or
            mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; and

                  (iii) provisions with respect to the disposition or
            distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business.

            SECTION 4.06 Limitation on Sales of Assets and Subsidiary Stock. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless (1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors of the Company, of the shares and assets subject to such Asset Disposition; (2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents (provided that such 75% requirement shall not apply to any Asset Disposition in which the cash or cash equivalents portion of the consideration received therefor is no less than an amount equal to the product of (x) 4.5 and (y) the amount of EBITDA for the previously completed four fiscal quarters directly attributable to the assets or Capital Stock included in such Asset Disposition); and (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (A) first, to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness of the Company or Indebtedness (other than any Disqualified Stock) of a Wholly Owned Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within thirteen months from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;
(B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent the Company elects, to acquire Additional Assets within thirteen months from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an Offer to the holders of the Securities (and to holders of other Senior Indebtedness of the Company designated by the Company) to purchase Securities (and such other Senior Indebtedness of the Company) pursuant to and subject to the conditions of this Indenture; and (D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), for any purpose not prohibited by the terms of this Indenture; provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this
Section 4.06, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 4.06 except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this Section 4.06 exceeds $20,000,000. In addition, any Net Available Cash received in respect of Permitted Equipment Lease Financings Incurred pursuant to Section 4.03(b)(11) shall not be applied pursuant to Section 4.06(a)(3)(B). Pending application of Net Available Cash pursuant to this Section 4.06, such Net Available Cash may be invested in Temporary Cash Investments or applied to temporarily reduce Senior Indebtedness of the Company or Indebtedness of any Wholly Owned Subsidiary.

            For the purposes of this Section 4.06(a), the following are deemed to be cash or cash equivalents: (1) the assumption of Indebtedness of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition; and (2) securities received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days of receipt thereof.

            (b) In the event of an Asset Disposition that requires the purchase of Securities (and other Senior Indebtedness of the Company) pursuant to Section 4.06(a)(3)(C), the Company shall purchase Securities tendered pursuant to an offer by the Company for the Securities (and such other Senior Indebtedness) (the "Offer") at a purchase price of 100% of their Accreted Value (or, in the event such other Senior Indebtedness of the Company was not issued with significant original issue discount, 100% of the principal amount thereof), without premium, plus accrued but unpaid interest (or, in respect of such other Senior Indebtedness, such lesser price, if any, as may be provided for by the terms of such Senior Indebtedness of the Company) in accordance with the procedures (including prorationing in the event of oversubscription) set forth in Section 4.06(c). If the aggregate purchase price of Securities tendered pursuant to the Offer exceeds the Net Available Cash allotted to their purchase, the Company shall select the Securities to be purchased on a pro rata basis but in round denominations, which in the case of the Securities shall be denominations of $1,000 principal amount at maturity or multiples thereof. The Company shall not be required to make an Offer to purchase Securities (and other Senior Indebtedness) pursuant to this Section 4.06 if the Net Available Cash available therefor is less than $20,000,000 (which lesser amount shall be carried forward for purposes of determining whether such an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

            (c) (1) Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer, the Company shall deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorating as described in Section 4.06(b) in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount at maturity, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall state (A) that the Company has become obligated to make an Offer, (B) the aggregate principal amount at maturity of Securities that is subject to such Offer, (C) the purchase price, (D) the circumstances and relevant facts regarding such Asset Disposition, (E) the Purchase Date and (F) the instructions, as determined by the Company, consistent with this Section 4.06, that a Holder must follow in order to have its Securities purchased.

            (1) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officers' Certificate as to (A) the amount of the Offer (the "Offer Amount"), including information as to any other Senior Indebtedness of the Company included in the Offer, (B) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (C) the compliance of such allocation with the provisions of Section 4.06(a) and (b). On or prior to each Purchase Date, the Company shall deposit with a Paying Agent an amount equal to the applicable Offer Amount. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment (or cause the delivery of payment) to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount applicable to the Securities, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section 4.06.

            (2) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount at maturity of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount at maturity to the unpurchased portion of the Securities surrendered.

            (3) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section
      4.06. A Security
      shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

            (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this
Section 4.06. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.06, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.06 by virtue of its compliance with such securities laws or regulations.

            SECTION 4.07 Limitation on Affiliate Transactions. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction") unless (1) the terms of the Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such Affiliate Transaction in arm's-length dealings with a Person who is not an Affiliate; (2) if such Affiliate Transaction involves an amount in excess of $5,000,000, the material terms of the Affiliate Transaction are set forth in writing, a majority of the directors of the Company disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause (1) of this sentence are satisfied and have approved the relevant Affiliate Transaction as evidenced by a Board resolution and the Board of Directors of the Company has received a written opinion from an Independent Qualified Party to the effect that the financial terms of such Affiliate Transaction are fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm's length transaction with a Person who is not an Affiliate; and (3) if such Affiliate Transaction involves an amount in excess of $15,000,000, the Holders of at least a majority in principal amount at maturity of the Securities then outstanding shall also have given their written consent to such Affiliate Transaction.

            (b) The provisions of Section 4.07(a) shall not prohibit (1) any Investment (other than a Permitted Investment) or other Restricted Payment, in each case permitted to be made pursuant to, or not prohibited by, Section 4.04;
(2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment, compensation or severance arrangements, stock options and stock ownership plans approved by the Board of Directors of the Company; (3) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries or otherwise approved by the Board of Directors, but in any event not to exceed $10,000,000 in the aggregate outstanding at any one time; (4) the payment of reasonable compensation or employee benefit arrangements to and indemnity provided for the benefit of directors, officers or employees of the Company or its Restricted Subsidiaries in the ordinary course of business; (5) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries; (6) the payment of fees and expenses in the amounts provided for in the Management Agreements as in effect on the Issue Date, provided that, except as described in the following provision, no such payments shall be made (x) in any fiscal quarter ending after July 31, 2006 in which the Leverage Ratio at the preceding fiscal quarter end is greater than 4.5 to 1.0,
(y) for any fiscal quarter ending after July 31, 2008 in which the Leverage Ratio at the preceding fiscal quarter end is greater than 4.25 to 1.0 and (z) during the continuance of any Default or Event of Default (it being understood that if any such payments are not made under clauses (x), (y) or (z), then such payments shall be deferred and become payable during the first fiscal quarter in which payments under the Management Agreements may be made under this proviso), provided further, that in connection with an Initial Public Equity Offering, Buffets may terminate the Management Agreements and pay a termination fee under such agreements from the Net Cash Proceeds of such Initial Public Equity Offering, except if the aggregate principal amount at maturity of the Securities outstanding after such Initial Public Equity Offering (after giving effect to any Securities redeemed or repurchased (or to be redeemed or repurchased) in connection with such offering) exceeds 50% of the aggregate principal amount at maturity of the Securities issued on the Issue Date, then the cash portion of such termination fee shall not exceed four times the aggregate amount of the fees paid under the Caxton Management Agreement during the prior 13 monthly accounting periods of the Company immediately prior to the date of consummation of the Initial Public Equity Offering; (7) any transaction with a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity; (8) the entering into of a registration rights agreement with the stockholders of the Company; and (9) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company.

            (c) Notwithstanding Sections 4.07(a) and (b), the Company agrees that it shall not (i) amend or otherwise modify the Caxton Management Agreement to increase the amount of any fees payable by the Company or any Restricted Subsidiary thereunder (other than in connection with the Initial Public Equity Offering to permit the termination fee described in Section 4.07(b)(6)), (ii) enter into any other agreement with any Caxton Shareholder the terms of which obligate the Company or any Restricted Subsidiary to pay any fees similar to those payable under the Caxton Management Agreement or (iii) pay (or permit any Restricted Subsidiary to pay) any fees and expenses under the Caxton Management Agreement if such fees and expenses may not be paid under Section 4.07(b)(6) above unless, in each case, the Holders of a majority in principal amount at maturity of the outstanding Securities consent to such amendment, modification or agreement.

            SECTION 4.08 Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. The Company (1) shall not, and shall not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of any Capital Stock of any

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                                                                              54

Restricted Subsidiary to any Person (other than to the Company or a Wholly Owned Subsidiary), and (2) shall not permit any Restricted Subsidiary to issue any of its Capital Stock (other than, if necessary, shares of its Capital Stock constituting directors' or other legally required qualifying shares) to any Person (other than the Company or a Wholly Owned Subsidiary) unless (A) immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary or (B) immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto is treated as a new Investment by the Company and such Investment would be permitted to be made under Section 4.04 if made on the date of such issuance, sale or other disposition.

            Notwithstanding the foregoing, the issuance or sale of shares of Capital Stock of any Restricted Subsidiary of the Company will not violate the provisions of the immediately preceding sentence if such shares are issued or sold in connection with (x) the formation or capitalization of a Restricted Subsidiary or (y) a single transaction or a series of substantially contemporaneous transactions whereby such Restricted Subsidiary becomes a Restricted Subsidiary of the Company by reason of the acquisition of securities or assets from another Person.

            SECTION 4.09 Limitation on Liens. The Company shall not create, incur, assume or permit or suffer to exist any Lien (other than Permitted Liens) (the "Initial Lien") that secures obligations under any Indebtedness of the Company on any asset or property of the Company, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

            (1) in the case of Liens securing Indebtedness that constitutes Subordinated Obligations or is otherwise subordinate or junior in right of payment to the Obligations under the Indenture or the Securities, as the case may be, the Securities are secured by a Lien on such asset, property or proceeds that is senior in priority to such Liens; or

            (2) in all other cases, the Securities are equally and ratably secured.

            Any Lien created for the benefit of the Holders of the Securities pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

            SECTION 4.10 Change of Control. (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company purchase such Holder's Securities at a purchase price in cash equal to 101% of the Accreted Value thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive

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                                                                              55

interest due on the relevant interest payment date), in accordance with the terms contemplated in Section 4.10(b).

            (b) Within 30 days following any Change of Control, the Company shall mail or otherwise deliver a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

            (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Securities at a purchase price in cash equal to 101% of the Accreted Value thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

            (2) the circumstances and relevant facts regarding such Change of Control;

            (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

            (4) the instructions, as determined by the Company, consistent with this Section 4.10, that a Holder must follow in order to have its Securities purchased.

            (c) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount at maturity of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

            (d) On the purchase date, all Securities purchased by the Company under this Section 4.10 shall be delivered by the Company to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

            (e) Notwithstanding the foregoing provisions of this Section 4.10, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.10 applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

            (f) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this
Section 4.10. To the extent that the provisions of any securities laws or

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                                                                              56

regulations conflict with provisions of this Section 4.10, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.10 by virtue of its compliance with such securities laws or regulations.

            SECTION 4.11 Offer to Purchase Upon Initial Public Offering. (a) Within 30 days after the consummation of an Initial Public Equity Offering prior to July 31, 2007, the Company shall be required to offer to purchase (the "IPO Offer") from Holders such aggregate principal amount at maturity of Securities as may be purchased with funds equal in amount to 50% of the Net Cash Proceeds received by the Company from such Initial Public Equity Offering at a purchase price of 113.875% of the Accreted Value of the Securities, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) in accordance with the procedures (including prorationing in the event of oversubscription) set forth in Sections 4.11(b) and 4.11(c); provided, however, that such Net Cash Proceeds shall not be required to be applied towards the purchase of Securities (i) to the extent the Company applies such Net Cash Proceeds towards the purchase or redemption of, and actually purchases or redeems, the Buffets Existing Notes and (ii) to the extent such application is restricted by the terms of the then outstanding Indebtedness of Buffets; provided further, however, that in no event shall the Company be required to make an offer to purchase Securities with a principal amount at maturity that is more than 25% of the aggregate principal amount at maturity of the Securities originally issued.

            Notwithstanding the foregoing, to the extent the Company redeems any Securities prior to July 31, 2007 pursuant to paragraph 5 of the Securities, any Securities so redeemed shall reduce the aggregate principal amount at maturity of Securities that the Company shall be required to offer to purchase pursuant to this Section 4.11 by the aggregate principal amount of Securities so redeemed pursuant to paragraph 5 of the Securities.

            (b) If the aggregate purchase price of Securities tendered pursuant to the IPO Offer exceeds the Net Cash Proceeds allotted to their purchase, the Company shall select the Securities to be purchased on a pro rata basis but in round denominations, which will be denominations of $1,000 principal amount at maturity or multiples thereof.

            (c) (1) Promptly, and in any event within 30 days after the Company becomes obligated to make an IPO Offer, the Company shall deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorating as described in Section 4.11(b) in the event the IPO Offer is oversubscribed) in integral multiples of $1,000 of principal amount at maturity, at the purchase price specified in Section 4.11(a). The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "IPO Purchase Date") and shall state (A) that the Company has become obligated to make an IPO Offer, (B) the

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                                                                              57

aggregate principal amount at maturity of Securities that is subject to such IPO Offer, (C) the purchase price, (D) the circumstances and relevant facts regarding such Initial Public Equity Offering, (E) the IPO Purchase Date and (F) the instructions, as determined by the Company, consistent with this Section 4.11, that a Holder must follow in order to have its Securities purchased.

            (1) Not later than the date upon which written notice of an IPO Offer is delivered to the Trustee as provided in clause (1) above, the Company shall deliver to the Trustee an Officers' Certificate as to (A) the amount of the IPO Offer (the "IPO Offer Amount"), (B) the allocation of the Net Cash Proceeds from the Initial Public Equity Offering pursuant to which such IPO Offer is being made and (C) the compliance of such allocation with the provisions of Section 4.11(a). On or prior to the IPO Purchase Date, the Company shall deposit with a Paying Agent an amount equal to the IPO Offer Amount. Upon the expiration of the period for which the IPO Offer remains open (the "IPO Offer Period"), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the IPO Purchase Date, mail or deliver payment (or cause the delivery of payment) to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the IPO Offer Amount applicable to the Securities, the Trustee shall deliver the excess to the Company immediately after the expiration of the IPO Offer Period.

            (2) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the IPO Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the IPO Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount at maturity of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount at maturity to the unpurchased portion of the Securities surrendered.

            (3) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section
      4.11. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

            (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or

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                                                                              58

regulations in connection with the repurchase of Securities pursuant to this
Section 4.11. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.11, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.11 by virtue of its compliance with such securities laws or regulations.

            SECTION 4.12 Future Guarantors. The Company shall cause each domestic Restricted Subsidiary of the Company that Guarantees any other Indebtedness of the Company to, at the same time, execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Restricted Subsidiary will Guarantee payment of the Securities on the terms and conditions set forth in the Guaranty Agreement. For the avoidance of doubt, the Guarantee by any Restricted Subsidiary of Indebtedness of another Restricted Subsidiary at a time that such Indebtedness is also Guaranteed by the Company shall not constitute a Guarantee of Indebtedness of the Company.

            SECTION 4.13 Compliance Certificate. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such fiscal year. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA Section 314(a)(4).

            SECTION 4.14 Maximum Leverage Ratio. The Company shall not permit the Leverage Ratio as of each of July 31, 2008, July 31, 2009 and July 31, 2010 (or if any such date is not the end of a monthly accounting period for the Company, then the date that is the last day of an accounting period that is nearest to such date) (each such date, a "Test Date") to be greater than 6.0 to 1.0; provided that no Default or Event of Default shall occur under this Section
4.14 until the 60th day after the applicable Test Date; and provided further that if (a) during such 60 day period, the Company shall have issued any Capital Stock (other than Disqualified Stock) to repay or otherwise retire any of its Indebtedness or any Indebtedness of its Restricted Subsidiaries and (b) after giving pro forma effect to such transactions, the Leverage Ratio as of the applicable Test Date would have been equal to or less than 6.0 to 1.0, then no Default or Event of Default shall have occurred under this Section 4.14 with respect thereto.

            SECTION 4.15 Permitted Business. The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Business, except to the extent it is not material to the Company and its Restricted Subsidiaries, taken as a whole.

            SECTION 4.16 No Intermediate Holding Companies. Except for a transaction with a third party permitted under Section 5.01 or a merger of Buffets with or into the Company, the Company shall cause Buffets to remain a direct Wholly Owned Subsidiary of the Company.

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                                                                              59

            SECTION 4.17 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                    ARTICLE V

                                Successor Company

            SECTION 5.01 When Company May Merge or Transfer Assets. (a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

            (1) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, and other agreements in forms reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities, this Indenture and the Registration Rights Agreement;

            (2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

            (3)   immediately after giving pro forma effect to such transaction,
      (A) the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a) or (B) the Consolidated Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be equal to or greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction; and

            (4) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture;

provided, however, that clause (3) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company or any Restricted Subsidiary or (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction.

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                                                                              60

            The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Securities.

                                   ARTICLE VI

                              Defaults and Remedies

            SECTION 6.01 Events of Default. An "Event of Default" occurs if:

            (1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

            (2) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

            (3)   the Company fails to comply with Section 5.01, 4.14 or 4.16;

            (4) the Company fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12 and 4.15 (other than a failure to purchase Securities when required under Section 4.06, 4.10 or 4.11) and such failure continues for 30 days after the notice specified below;

            (5) the Company fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in clause (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below;

            (6) Indebtedness of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10,000,000;

            (7) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                  (A)   commences a voluntary case;

                  (B) consents to the entry of an order for relief against it in an involuntary case;

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                                                                              61

                  (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                  (D) makes a general assignment for the benefit of its creditors;

      or takes any comparable action under any foreign laws relating to insolvency;

            (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Company or any Significant Subsidiary in an involuntary case;

                  (B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

                  (C) orders the winding up or liquidation of the Company or any Significant Subsidiary;

      or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days; or

            (9) any judgment or decree for the payment of money in excess of $10,000,000 or its foreign currency equivalent at the time is entered against the Company or any Significant Subsidiary, remains outstanding for a period of 60 consecutive days following the entry of such judgment or decree and is not discharged, waived or the execution thereof stayed within 10 days after the notice specified below.

            The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

            The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

            A Default under clauses (4), (5) or (9) is not an Event of Default until the Trustee or the holders of at least 25% in principal amount at maturity of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

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                                                                              62

            The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (6) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4),
(5) or (9), its status and what action the Company is taking or proposes to take with respect thereto.

            SECTION 6.02 Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount at maturity of the outstanding Securities by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company occurs and is continuing, the Accreted Value of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount at maturity of the outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

            SECTION 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of Accreted Value of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

            SECTION 6.04 Waiver of Past Defaults. The Holders of a majority in principal amount at maturity of the outstanding Securities by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the Accreted Value of or interest on a Security, (ii) a Default arising from the failure to redeem or purchase any Security when required pursuant to this Indenture or (iii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

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                                                                              63

            SECTION 6.05 Control by Majority. The Holders of a majority in principal amount at maturity of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

            SECTION 6.06 Limitation on Suits. Except to enforce the right to receive payment of Accreted Value, premium (if any) or interest when due, no Securityholder may pursue any remedy with respect to this Indenture or the Securities unless:

            (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

            (2) the Holders of at least 25% in principal amount at maturity of the outstanding Securities make a written request to the Trustee to pursue the remedy;

            (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

            (4) the Trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and

            (5) the Holders of a majority in principal amount at maturity of the outstanding Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

            A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

            SECTION 6.07 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of Accreted Value of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any payment with respect to the Securities, shall not be impaired or affected without the consent of such Holder.

            SECTION 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the

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                                                                              64

whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

            SECTION 6.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

            SECTION 6.10 Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

            FIRST: to the Trustee for amounts due under Section 7.07;

            SECOND: to Securityholders for amounts due and unpaid on the Securities for Accreted Value and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for Accreted Value and interest, respectively; and

            THIRD: to the Company.

            The Trustee may fix a special record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Securityholder a notice that states the record date, the payment date and amount to be paid.

            SECTION 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount at maturity of the Securities.

            SECTION 6.12 Waiver of Stay, Extension or Usury Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from

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                                                                              65

paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE VII

                                     Trustee

            SECTION 7.01 Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

            (b)   Except during the continuance of an Event of Default:

            (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own bad faith or willful misconduct, except that:

            (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

            (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

            (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

            (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

            (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and to the provisions of the TIA.

            SECTION 7.02 Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

            (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute bad faith, willful misconduct or negligence.

            (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            (f) Except with respect to Sections 4.02 and 4.13, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article IV. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring

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                                                                              67

pursuant to Sections 6.01(1) and 6.01(2) or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

            (g) Delivery of reports, information and documents to the Trustee under Section 4.02 is for informational purposes only, and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein, or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers' Certificates).

            SECTION 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledges of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

            SECTION 7.04 Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in the Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

            SECTION 7.05 Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of Accreted Value of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is not opposed to the interests of Securityholders.

            SECTION 7.06 Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b).

            A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

            SECTION 7.07 Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all

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                                                                              69

reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.

            To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay the Accreted Value of and interest on particular Securities.

            The Company's payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

            SECTION 7.08 Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

            (1)   the Trustee fails to comply with Section 7.10;

            (2)   the Trustee is adjudged bankrupt or insolvent;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4)   the Trustee otherwise becomes incapable of acting.

            If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount at maturity of the outstanding Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the

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                                                                              69

retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount at maturity of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            Notwithstanding the replacement of the Trustee pursuant to this
Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

            SECTION 7.09 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

            In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

            SECTION 7.10 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

            SECTION 7.11 Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in

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                                                                              70

TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                  ARTICLE VIII

                       Discharge of Indenture; Defeasance

            SECTION 8.01 Discharge of Liability on Securities; Defeasance. (a) When (1) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (2) all outstanding Securities have become due and payable, whether at maturity or on a redemption date as a result of the mailing of a notice of redemption pursuant to
Article III hereof or (3) all outstanding Securities will become due and payable within one year or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee and, in the case of clauses
(2) and (3), the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in any case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

            (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (1) all its obligations under the Securities and this Indenture ("legal defeasance option") or (2) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14, 4.15 and 4.16 and
the operation of Sections 6.01(4), 6.01(6), 6.01(7), 6.01(8) and 6.01(9) (but,
in the case of Sections 6.01(7) and (8), with respect only to Significant Subsidiaries) and the limitations contained in Section 5.01(a)(3) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

            If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4), 6.01(6), 6.01(7), 6.01(8) and 6.01(9) (but, in the case of
Sections 6.01(7) and (8), with respect only to Significant Subsidiaries) or because of the failure of the Company to comply with Section 5.01(a)(3).

            Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

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                                                                              71

            (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and 7.08 and in
this Article VIII shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

            SECTION 8.02 Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

            (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of the Accreted Value of and interest on the Securities to maturity or redemption, as the case may be;

            (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants or other nationally recognized firm of financial experts expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

            (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Sections 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of the 123-day period;

            (4) the deposit does not constitute a default under any other material agreement binding on the Company;

            (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

            (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

            (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and
            (8) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance of the Securities as contemplated by this Article VIII have been complied with.

            Before or after a deposit, the Company may make arrangements reasonably satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article III.

            SECTION 8.03 Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this
Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

            SECTION 8.04 Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

            Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of Accreted Value or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

            SECTION 8.05 Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

            SECTION 8.06 Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities and the Subsidiary Guarantor's obligations under their respective Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company has made any payment of Accreted Value or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

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                                                                              73

                                   ARTICLE IX

                                   Amendments

            SECTION 9.01 Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any
Securityholder:

            (1)   to cure any ambiguity, omission, defect or inconsistency;

            (2)   to comply with Article V;

            (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
      Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

            (4) to add guarantees with respect to the Securities or to secure the Securities;

            (5) to add to the covenants of the Company for the benefit of the Holders of the Securities or to surrender any right or power herein conferred upon the Company;

            (6) to make any change that does not adversely affect the rights of any Securityholder; or

            (7) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA.

            After an amendment under this Section 9.01 becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this
Section 9.01.

            SECTION 9.02 With Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount at maturity of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities). However, without the consent of each Securityholder affected thereby, an amendment may not:

            (1) reduce the principal amount at maturity of Securities whose Holders must consent to an amendment;

            (2) reduce the rate of or extend the time for payment of interest or premium on any Security;

            (3) reduce the principal amount at maturity or Accreted Value of, change the calculation of Accreted Value so as to reduce the Accreted Value at any time, or extend the Stated Maturity of any Security;

            (4) reduce the amount payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article III;

            (5) make any Security payable in money other than that stated in the Security;

            (6) impair the right of any Holder of the Securities to receive payment of principal amount at maturity or Accreted Value of and interest on such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities;

            (7) make any change in Section 6.04 or 6.07 or the second sentence of this Section 9.02; or

            (8) make any changes in the ranking or priority of any Security that would adversely affect the Securityholders.

            It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment under this Section 9.02 becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this
Section 9.02.

            SECTION 9.03 Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

            SECTION 9.04 Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

            SECTION 9.05 Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

            SECTION 9.06 Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

            SECTION 9.07 Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                    ARTICLE X

                                  Miscellaneous

            SECTION 10.01 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

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                                                                              76

            SECTION 10.02 Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

if to the Company:

Buffets Holdings, Inc.
1460 Buffet Way
Eagan, Minnesota 55121

Attention: General Counsel

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019

Attention: John C. Kennedy

if to the Trustee:

U.S. Bank National Association
180 East Fifth Street
Suite 200
St. Paul, Minnesota 55101

Attention: Corporate Trust Services

            The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication delivered in person or mailed to a Securityholder shall be delivered in person or mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

            Failure to deliver or mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is delivered or mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

            SECTION 10.03 Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

            SECTION 10.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

            (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

            SECTION 10.05 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

            (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

            SECTION 10.06 When Securities Disregarded. In determining whether the Holders of the required principal amount at maturity of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

            SECTION 10.07 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

            SECTION 10.08 Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

            SECTION 10.09 GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

            SECTION 10.10 No Recourse Against Others. A director, officer, employee, incorporator or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

            SECTION 10.11 Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

            SECTION 10.12 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

            SECTION 10.13 Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

            IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                          BUFFETS HOLDINGS, INC.,

                                          by

                                             /s/ R. Michael Andrews, Jr.
                                             -----------------------------------
                                             Name: R. Michael Andrews, Jr.
                                             Title: Executive Vice President and
                                                    Chief Financial Officer

                                          U.S. BANK NATIONAL ASSOCIATION,

                                       by

                                             /s/ Richard H. Prokosch
                                             -----------------------------------
                                             Name: Richard H. Prokosch
                                             Title: Vice President

                                             Rule 144A/REGULATION S/IAI APPENDIX

                        PROVISIONS RELATING TO INITIAL SECURITIES,

            PRIVATE EXCHANGE SECURITIES AND EXCHANGE SECURITIES

      1. Definitions

      1.1 Definitions

      For the purposes of this Appendix the following terms shall have the meanings indicated below:

            "Applicable Procedures" means, with respect to any transfer or transaction involving a Temporary Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depository for such a Temporary Regulation S Global Security, to the extent applicable to such transaction and as in effect from time to time.

            "Definitive Security" means a certificated Initial Security or Exchange Security or Private Exchange Security bearing, if required, the appropriate restricted securities legend set forth in Section 2.3(e).

            "Depository" means The Depository Trust Company, its nominees and their respective successors.

            "Distribution Compliance Period", with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of
(1) the day on which such Securities are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (2) the issue date with respect to such Securities.

            "Exchange Securities" means (1) the 13.875% Senior Discount Notes due 2010 issued pursuant to the Indenture in connection with a Registered Exchange Offer pursuant to a Registration Rights Agreement and (2) Additional Securities, if any, offered and sold by the Company pursuant to a registration statement filed with the SEC under the Securities Act.

            "IAI" means an institutional "accredited investor," as defined in Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Securities Act.

            "Initial Purchasers" means (1) with respect to the Initial Securities issued on the Issue Date, Credit Suisse First Boston LLC and (2) with respect to each issuance of Additional Securities, the Persons purchasing Additional Securities under the related Purchase Agreement.

            "Initial Securities" means (1) $132,000,000 aggregate principal amount at maturity of 13.875% Senior Discount Notes due 2010 issued on the Issue Date and

(2) Additional Securities, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

            "Private Exchange" means the offer by the Company, pursuant to a Registration Rights Agreement, to the Initial Purchasers to issue and deliver to each such Initial Purchaser, in exchange for the Initial Securities held by such Initial Purchaser as part of the initial distribution of such Initial Securities, a like aggregate principal amount of Private Exchange Securities.

            "Private Exchange Securities" means any 13.875% Senior Discount Notes due 2010 issued in connection with a Private Exchange.

            "Purchase Agreement" means (1) with respect to the Initial Securities issued on the Issue Date, the Purchase Agreement dated May 11, 2004, between the Company and the Initial Purchaser and (2) with respect to each issuance of Additional Securities, the purchase agreement or underwriting agreement among the Company and the Persons purchasing such Additional Securities.

            "QIB" means a "qualified institutional buyer" as defined in Rule
144A.

            "Registered Exchange Offer" means the offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

            "Registration Default" has the meaning given to such term in the Registration Rights Agreement.

            "Registration Rights Agreement" means (1) with respect to the Initial Securities issued on the Issue Date, the Registration Rights Agreement dated May 18, 2004, among the Company and the Initial Purchasers and (2) with respect to each issuance of Additional Securities issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, between the Company and the Persons purchasing such Additional Securities under the related Purchase Agreement.

            "Rule 144A Securities" means all Securities offered and sold to QIBs in reliance on Rule 144A.

            "Securities" means the Initial Securities, the Exchange Securities and the Private Exchange Securities, treated as a single class under the Indenture.

            "Securities Act" means the Securities Act of 1933.

            "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depository), or any successor Person thereto, and shall initially be the Trustee.

            "Shelf Registration Statement" means the registration statement issued by the Company in connection with the offer and sale of Initial Securities or Private Exchange Securities pursuant to a Registration Rights Agreement.

            "Transfer Restricted Securities" means Securities that bear or are required to bear a legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(e).

      1.2 Other Definitions

                                             Defined in
                   Term                       Section:
------------------------------------------   ----------
Agent Members                                    2.1(b)
Global Securities                                2.1(a)
IAI Global Security                              2.1(a)
Permanent Regulation S Global Security           2.1(a)
Regulation S                                     2.1(a)
Regulation S Global Security                     2.1(a)
Rule 144A                                        2.1(a)
Rule 144A Global Security                        2.1(a)
Temporary Regulation S Global Security           2.1(a)

2.    The Securities

      2.1 (a) Form and Dating. The Initial Securities will be offered and sold by the Company pursuant to a Purchase Agreement. The Initial Securities will be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act ("Rule 144A") and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act ("Regulation S"). Initial Securities may thereafter be transferred to, among others, QIBs, IAIs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Initial Securities initially resold pursuant to Rule 144A shall be issued initially in the form of one or more global Securities in definitive, fully registered form (collectively, the "Rule 144A Global Security"); Initial Securities initially resold to IAIs shall be issued initially in the form of one or more global Securities in definitive, fully registered form (collectively, the "IAI Global Security"); and Initial Securities initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global securities in fully registered form (collectively, the "Temporary Regulation S Global Security"), in each case without interest coupons and with the global securities legend and the applicable restricted securities legend set forth in Exhibit A hereto, which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Securities Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. Except as set forth in this Section 2.1(a), beneficial ownership interests in the Temporary Regulation S Global Security will not be exchangeable for interests in the Rule 144A

Global Security, the IAI Global Security, a permanent global security (the "Permanent Regulation S Global Security", and together with the Temporary Regulation S Global Security, the "Regulation S Global Security") or any other Security prior to the expiration of the Distribution Compliance Period and then, after the expiration of the Distribution Compliance Period, may be exchanged for interests in a Rule 144A Global Security, an IAI Global Security or the Permanent Regulation S Global Security only upon certification in form reasonably satisfactory to the Trustee that (i) beneficial ownership interests in such Temporary Regulation S Global Security are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act and (ii) in the case of an exchange for an IAI Global Security, certification that the interest in the Temporary Regulation S Global Security is being transferred to an IAI acquiring the securities for its own account or for the account of another IAI.

            Beneficial interests in Temporary Regulation S Global Securities or IAI Global Securities may be exchanged for interests in Rule 144A Global Securities if (1) such exchange occurs in connection with a transfer of Securities in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Temporary Regulation S Global Security or the IAI Global Security, as applicable, first delivers to the Trustee a written certificate (in a form satisfactory to the Trustee) to the effect that the beneficial interest in the Temporary Regulation S Global Security or the IAI Global Security, as applicable, is being transferred to a Person (a) who the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

            Beneficial interests in Temporary Regulation S Global Securities and Rule 144A Global Securities may be exchanged for an interest in IAI Global Securities if (1) such exchange occurs in connection with a transfer of the securities in compliance with an exemption under the Securities Act and (2) the transferor of the Regulation S Global Security or Rule 144A Global Security, as applicable, first delivers to the trustee a written certificate (substantially in the form of Exhibit C) to the effect that (A) the Regulation S Global Security or Rule 144A Global Security, as applicable, is being transferred to an IAI acquiring the securities for its own account or for the account of another IAI, in each case in a minimum principal amount at maturity of Securities of $250,000, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act and (B) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

            Beneficial interests in a Rule 144A Global Security or an IAI Global Security may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Security, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).

            The Rule 144A Global Security, the IAI Global Security, the Temporary Regulation S Global Security and the Permanent Regulation S Global Security are collectively referred to herein as "Global Securities". The aggregate principal amount at maturity of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

            (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

            The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as custodian for the Depository.

            Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

            (c) Definitive Securities. Except as provided in this Section 2.1 or
      Section 2.3 or 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of Definitive Securities.

      2.2 Authentication

            The Trustee shall authenticate and deliver: (1) on the Issue Date, an aggregate principal amount at maturity of $132,000,000 of 13.875% Senior Discount Notes due 2010, (2) any Additional Securities for an original issue in an aggregate principal amount at maturity specified in the written order of the Company pursuant to Section 2.02 of the Indenture and (3) Exchange Securities or Private Exchange Securities for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to a Registration Rights Agreement, for a like principal amount at maturity of Initial Securities, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of any issuance of Additional Securities pursuant to Section 2.13 of the Indenture, shall certify that such issuance is in compliance with Section 4.03 of the Indenture.

      2.3 Transfer and Exchange

            (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request:

            (x)   to register the transfer of such Definitive Securities; or

            (y) to exchange such Definitive Securities for an equal principal amount at maturity of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

            (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

            (ii) if such Definitive Securities are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to
      Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

                  (A) if such Definitive Securities are being delivered to the
            Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

                  (B) if such Definitive Securities are being transferred to the
            Company, a certification to that effect; or

                  (C) if such Definitive Securities are being transferred (x)
            pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Security) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

            (b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Rule 144A Global Security, an IAI Global Security or a Permanent

Regulation S Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

            (i) certification, in the form set forth on the reverse of the Security, that such Definitive Security is either (A) being transferred to a QIB in accordance with Rule 144A, (B) being transferred to an IAI or (C) being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Security in reliance on Regulation S to a buyer who elects to hold its interest in such Security in the form of a beneficial interest in the Permanent Regulation S Global Security; and

            (ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Security (in the case of a transfer pursuant to clause (b)(i)(A)), IAI Global Security (in the case of a transfer pursuant to clause (b)(1)(B)) or Permanent Regulation S Global Security (in the case of a transfer pursuant to clause (b)(i)(C)) to reflect an increase in the aggregate principal amount at maturity of the Securities represented by the Rule 144A Global Security, IAI Global Security or Permanent Regulation S Global Security, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount at maturity of Securities represented by the Rule 144A Global Security, IAI Global Security or Permanent Regulation S Global Security, as applicable, to be increased by the aggregate principal amount at maturity of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Security, IAI Global Security or Permanent Regulation S Global Security, as applicable, equal to the principal amount at maturity of the Definitive Security so canceled. If no Rule 144A Global Securities, IAI Global Securities or Permanent Regulation S Global Securities, as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate of the Company, a new Rule 144A Global Security, IAI Global Security or Permanent Regulation S Global Security, as applicable, in the appropriate principal amount.

            (c) Transfer and Exchange of Global Securities.

            (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a

      Global Security shall deliver to the Registrar a written order given in accordance with the Depository's procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions, instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

            (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount at maturity of the Global Security to which such interest is being transferred in an amount equal to the principal amount at maturity of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

            (iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

            (iv) In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.4 of this Appendix, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

            (d) Restrictions on Transfer of Temporary Regulation S Global Securities. During the Distribution Compliance Period, beneficial ownership interests in Temporary Regulation S Global Securities may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (i) to the Company, (ii) in an offshore transaction in accordance with Regulation S (other than a transaction resulting in an exchange for an interest in a Permanent Regulation S Global Security) or (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.

            (e) Legend.

            (i) Except as permitted by the following paragraphs (ii), (iii) and
      (iv), each Security certificate evidencing the Global Securities (and all Securities issued in exchange therefor or in substitution thereof), in the case of Securities offered otherwise than in reliance on Regulation S, shall bear a legend in substantially the following form:

            THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

            THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES
            ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING THE SECURITIES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT AT MATURITY OF SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (IV) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT,
            (V) PURSUANT TO EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI), IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER

            WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

            Each certificate evidencing a Security offered in reliance on Regulation S shall, in addition to the foregoing, bear a legend in substantially the following form:

            THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

            Each Definitive Security shall also bear the following additional legend:

            IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

            (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

            (iii) After a transfer of any Initial Securities or Private Exchange Securities pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Securities, as the case may be, all requirements pertaining to legends on such Initial Security or such Private Exchange Security will cease to apply, the requirements requiring any such Initial Security or such Private Exchange Security issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Security or Private Exchange Security or an Initial Security or Private Exchange Security in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Securities or Private Exchange Securities upon exchange of such transferring Holder's certificated Initial Security or Private Exchange Security or directions to transfer such Holder's interest in the Global Security, as applicable.

            (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in certificated or global form, in each case without the restricted securities legend set forth in Exhibit A hereto will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

            (v) Upon the consummation of a Private Exchange with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Private Exchange Securities in global form with the global securities legend and the applicable restricted securities legend set forth in Exhibit A hereto will be available to Holders that exchange such Initial Securities in such Private Exchange.

            (f) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, purchased or canceled, such Global Security shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, purchased or canceled, the principal amount at maturity of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

            (g) No Obligation of the Trustee.

            (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

            (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

      2.4 Definitive Securities

            (a) A Global Security deposited with the Depository or with the Trustee as Securities Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount at maturity equal to the principal amount at maturity of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security and the Depository fails to appoint a successor depositary or if at any time such Depository ceases to be a "clearing agency" registered under the Exchange Act and, in either case, a successor Depository is not appointed by the Company within 90 days of such notice, or
(ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture.

            (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at its principal corporate trust office in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount at maturity of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $1,000 principal amount at maturity and any integral multiple thereof and registered in such names as the Depository shall direct. Any Definitive Security delivered in exchange for an interest in the Transfer Restricted Security shall, except as otherwise provided by Section 2.3(e) hereof, bear the applicable restricted securities legend and definitive note legend set forth in Exhibit A hereto.

            (c) Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

            (d) In the event of the occurrence of one of the events specified in
Section 2.4(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons. In the event that the Definitive Securities are not issued to each such beneficial owner promptly after the Registrar has received a request from the Holder of a Global Security to issue such Definitive Security, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Article VI of the Indenture, the right of any beneficial holder of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial holder's Securities as if such Definitive Securities had been issued.

                                                                       EXHIBIT A

                       [FORM OF FACE OF INITIAL SECURITY]

                           [Global Securities Legend]

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

            [[FOR REGULATION S GLOBAL SECURITY ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES
ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

 [Restricted Securities Legend for Securities Offered Otherwise than in Reliance on Regulation S]

            THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

            THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY, (II) WITHIN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING THE SECURITIES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT AT MATURITY OF SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (IV) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (V) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

 [Restricted Securities Legend for Securities Offered in Reliance on Regulation
                                       S.]

            THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

                 [Temporary Regulation S Global Security Legend]

            EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL SECURITY OR ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE SECURITIES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE "40-DAY DISTRIBUTION

COMPLIANCE PERIOD" (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED (I) TO THE COMPANY, (II) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH
(III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.

            AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL SECURITY ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH RULE 144A AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL SECURITY IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

            AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE EXCHANGED FOR INTERESTS IN AN IAI GLOBAL SECURITY ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH AN EXEMPTION UNDER THE SECURITIES ACT AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL SECURITY IS BEING TRANSFERRED (A) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING

OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING THE SECURITIES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT AT MATURITY OF SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

            BENEFICIAL INTERESTS IN A RULE 144A GLOBAL SECURITY OR AN IAI GLOBAL SECURITY MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL SECURITY, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE).

                         [Definitive Securities Legend]

            IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

            THE COMPANY (WHICH TERM INCLUDES ANY SUCCESSOR THERETO) AGREES, AND BY ACCEPTING A BENEFICIAL OWNERSHIP INTEREST IN THIS SECURITY EACH HOLDER AND ANY BENEFICIAL OWNER OF THIS SECURITY OR OWNER OF A BENEFICIAL INTEREST IN THIS SECURITY WILL BE DEEMED TO HAVE AGREED, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES (i) TO TREAT THIS SECURITY AS A DEBT INSTRUMENT THAT IS SUBJECT TO TREAS. REG. SEC. 1.1275-4 (THE "CONTINGENT PAYMENT REGULATIONS"), (II) TO ACCRUE INTEREST WITH RESPECT TO THE SECURITY AS ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES ACCORDING TO THE "NONCONTINGENT BOND METHOD," SET FORTH IN THE CONTINGENT PAYMENT REGULATIONS, AND TO BE BOUND BY THE COMPANY'S DETERMINATION OF THE "COMPARABLE YIELD" AND "PROJECTED PAYMENT SCHEDULE," WITHIN THE MEANING OF THE CONTINGENT PAYMENT REGULATIONS, WITH RESPECT TO THIS SECURITY, AND (III) TO TREAT THE POSSIBILITY THAT THE COMPANY WILL PAY AMOUNTS IN EXCESS OF STATED INTEREST OR PRINCIPAL WITH RESPECT TO THE NOTES (OTHER THAN (X) AN OPTIONAL REDEMPTION IN CONNECTION WITH A

PUBLIC EQUITY OFFERING, AS DESCRIBED IN SECTION 5 HEREOF, OR (Y) A PUT IN CONNECTION WITH A PUBLIC EQUITY OFFERING AS DESCRIBED MORE FULLY IN SECTION 7 HEREOF) AS A CONTINGENCY THAT IS "REMOTE" OR "INCIDENTAL" WITHIN THE MEANING OF TREAS. REG. SEC. 1.1275-2(H). THE COMPANY AGREES TO PROVIDE PROMPTLY TO THE HOLDER OF THIS SECURITY, UPON WRITTEN REQUEST, THE COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE. ANY SUCH WRITTEN REQUEST SHOULD BE SENT TO THE COMPANY AT THE FOLLOWING ADDRESS: 1460 Buffet way, eagan, minnesota 55121, TELEPHONE NUMBER: (651) 994-8608.

                             BUFFETS HOLDINGS, INC.

                      13.875% SENIOR DISCOUNT NOTE DUE 2010

No. _____                                                       CUSIP No. ______

                                                                    $___________

            BUFFETS HOLDINGS, INC., a Delaware corporation (the "Company"), promises to pay to "Cede & Co.", or its registered assigns, the principal amount at maturity of __________ Dollars on December 15, 2010.

            Interest Payment Dates:       January 31 and July 31
            Record Dates:                 January 15 and July 15

            Additional provisions of this Security are set forth on the other side of this Security.

            IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

Dated:

                                          BUFFETS HOLDINGS, INC.,

                                          by
                                             ___________________________________
                                             Name:
                                             Title:

                                          by
                                             ___________________________________
                                             Name:
                                             Title:

TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION,

as Trustee, certifies that
this is one of the Securities
referred to in the Indenture,

by:

by:

___________________________________
         Authorized Signatory

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]

                      13.875% SENIOR DISCOUNT NOTE DUE 2010

1.    Interest and Accreted Value

            BUFFETS HOLDINGS, INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount at maturity of this Security at the rate per annum shown above. No cash interest will accrue on the Securities prior to July 31, 2008. The Accreted Value of each Security will increase from the date of issuance until July 31, 2008, at a rate of 13.875% per annum, reflecting the accrual of non-cash interest, such that the Accreted Value will equal the stated principal amount at maturity on July 31, 2008. Cash interest on the Securities will accrue at the rate of 13.875% per annum from July 31, 2008, or from the most recent date to which interest has been paid or provided for, and will be payable semiannually in arrears on January 31 and July 31 of each year, commencing on January 31, 2009. The Company shall make each interest payment to the Holders of record of the Securities on the immediately preceding January 15 and July 15. The Company shall pay interest on overdue principal at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            If a Registration Default (as defined in the Registration Rights Agreement applicable to this Security) occurs, additional interest will accrue on this Security at a rate of 0.25% per annum (increasing by an additional 0.25% per annum after each consecutive 90-day period that occurs after the date on which such Registration Default occurs up to a maximum additional interest rate of 1.5%) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured.

            If the Leverage Ratio as of July 31, 2006 or July 31, 2008 (or if either such date is not the end of an accounting period for the Company, then the date that is the last day of a monthly accounting period that is nearest to such date) is greater than 4.50 to 1.0 (in the case of July 31, 2006 or the last date of the monthly accounting period nearest to such date) or 4.25 to 1.0 (in the case of July 31, 2008 or the last date of the monthly accounting period nearest to such date), additional interest will accrue on this Security at a rate of 1.00% per annum ("Step-Up Interest"). Any such interest rate increase will be permanent and cumulative up to a maximum of 2% per annum.

            All additional interest that accrues on this Securities on or prior to July 31, 2008, whether as a result of a Registration Default, Step-Up Interest or default interest will be added to the Accreted Value of this Security, and all additional interest that accrues thereafter will be payable in cash to the Holder of this Security on each scheduled interest payment date (except as provided in Section 2.11 of the Indenture).

            "Accreted Value" means, as of any date (the "Specified Date"), the amount provided below for each $1,000 principal amount at maturity of
Securities:

            (a) if the Specified Date occurs on one of the following dates (each, a "Semi-Annual Accrual Date"), the Accreted Value will equal the amount set forth below for such Semi-Annual Accrual Date:

                                  Semi-Annual                                        Accreted
                                  Accrual Date                                        Value
--------------------------------------------------------------------------------    ----------
Issue Date......................................................................    $   568.73
July 31, 2004...................................................................    $   584.74
January 31, 2005................................................................    $   625.30
July 31, 2005...................................................................    $   668.68
January 31, 2006................................................................    $   715.07
July 31, 2006...................................................................    $   764.68
January 31, 2007................................................................    $   817.73
July 31, 2007...................................................................    $   874.46
January 31, 2008................................................................    $   935.13
July 31, 2008...................................................................    $  1000.00

            (b) if the Specified Date occurs before the first Semi-Annual Accrual Date following the Issue Date, the Accreted Value will equal the sum of (A) the original issue price of a note and (B) an amount equal to the product of (x) the Accreted Value for such first Semi-Annual Accrual Date less such original issue price multiplied by (y) a fraction, the numerator of which is the number of days from the Issue Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days elapsed from the Issue Date to the first Semi-Annual Accrual Date, using a 360-day year of twelve 30-day months;

            (c) if the Specified Date otherwise occurs between two Semi-Annual Accrual Dates, the Accreted Value will equal to the sum of (A) the Accreted Value for the Semi-Annual Accrual Date immediately preceding such Specified Date and (B) an amount equal to the product of (x) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date multiplied by (y) a fraction, the numerator of which is the number of days elapsed from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180; or

            (d) if the Specified Date occurs after the last Semi-Annual Accrual Date, the Accreted Value will equal $1,000.

            Notwithstanding the foregoing, if additional interest accrues on the Securities on or prior to July 31, 2008 as a result of a Registration Default under the Registration Rights Agreement or an increase in the interest rate on the Securities as a result of default interest or Step-Up Interest, such additional interest will be added to the Accreted Value, and the Accreted Value as of any Specified Date will equal the sum of (A) the Accreted Value, as calculated above, as of the date such additional interest began to accrue, plus
(B) the amount of interest that would accrue on the Accreted Value from time to time on a daily basis at a rate of interest per annum equal to the sum of 13.875% per annum plus the rate of such additional interest as applicable from time to time, compounded semi-annually on each Semi-Annual Accrual Date from the date such additional interest began to accrete through the Specified Date, computed on the basis of a 360-day year of twelve 30-day months. If such an event were to occur, the Accreted Value on and after the last Semi-Annual Accrual Date would exceed $1,000.

            All references in this Security, in any context, to Accreted Value or any interest or other amount payable on or with respect to the Securities shall be deemed to include any additional interest pursuant to the Registration Rights Agreement.

2.    Method of Payment

            The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the January 15 or the July 15 immediately preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a Definitive Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a Definitive Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.    Paying Agent and Registrar

            Initially, U.S. Bank National Association (the "Trustee") will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated or organized Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.    Indenture

            The Company issued the Securities under an Indenture dated as of May 18, 2004 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

            The Securities are senior discount obligations of the Company, of which $132,000,000 in aggregate principal amount at maturity will be initially issued on the Issue Date. Subject to the conditions set forth in the Indenture, the Company may issue an unlimited amount of Additional Securities pursuant to
Section 2.13 of the Indenture. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; issue or sell capital stock of subsidiaries; engage in transactions with affiliates; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; incur liens; and consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries. These covenants are subject to important exceptions and qualifications.

5.    Optional Redemption

            Except as set forth below, the Company shall not be entitled to redeem the Securities at its option prior to July 31, 2008.

            On and after July 31, 2008, the Company shall be entitled at its option to redeem all or a portion of the Securities upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of Accreted Value), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on July 31 of the years set forth below:

                        Redemption
      Period               Price
-------------------     ----------
2008                     106.938%
2009                     103.469
2010 and thereafter      100.000

            In addition, provided, that the redemption occurs within 90 days after the date of the applicable Public Equity Offering and before July 31, 2007, the Company shall be entitled at its option to redeem all or a portion of the Securities with the Net Cash Proceeds received by the Company from any Public Equity Offering at the following redemption prices (expressed as a percentage of Accreted Value), plus accrued and unpaid interest to the redemption date:

                                             Redemption
            Period                              Price
-------------------------------              ----------
Issue Date to July 31, 2005                   117.344%
August 1, 2005 to July 31, 2006               120.813
August 1, 2006 to July 31, 2007               127.750

            At any time on or prior to the First Call Date, after the completion of a Change of Control Offer that was accepted by Holders of Securities having an Accreted Value of not less than 75% of the total Accreted Value of Securities then outstanding, the Company may redeem the "Untendered Notes upon not less than 30 nor more than 60 days' prior notice but in no event more than 90 days after the completion of such Change of Control Offer, mailed by first-class mail to each Holder's registered address, at a redemption price equal to 101% of the Accreted Value of the Untendered Notes at the redemption date plus accrued and unpaid interest, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

6.    Notice of Redemption

            Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 principal amount at maturity may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue, on such Securities (or such portions thereof) called for redemption.

7.    Put Provisions

            Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase the Securities of such Holder at a repurchase price equal to 101% of the Accreted Value thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

            Under certain circumstances as set forth in the Indenture, the Company will be required to offer to purchase Securities with the Net Available Cash from Asset Dispositions.

            As provided in, and subject to the terms of, the Indenture, within 30 days after the consummation of an Initial Public Equity Offering prior to July 31, 2007, the Company shall be required to offer to purchase from Holders such aggregate principal amount at maturity of Securities as may be purchased with funds equal in amount to 50% of the Net Cash Proceeds received by the Company from such Initial Public Equity Offering at a purchase price of 113.875% of the Accreted Value of the Securities, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date); provided, however, that such Net Cash Proceeds shall not be required to be applied towards the purchase of Securities (i) to the extent the Company applies such Net Cash Proceeds towards the purchase or redemption of, and actually purchases or redeems, Buffets Existing Notes and (ii) to the extent such application is restricted by the terms of the then outstanding Indebtedness of Buffets; provided further, however, that in no event will the Company be required to make an offer to purchase Securities with a principal amount at maturity that is more than 25% of the aggregate principal amount at maturity of the Securities originally issued.

8.    Denominations; Transfer; Exchange

            The Securities are in registered form without coupons in denominations of $1,000 aggregate principal amount at maturity and whole multiples of $1,000 aggregate principal amount at maturity. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

9.    Persons Deemed Owners

            The registered Holder of this Security may be treated as the owner of it for all purposes.

10.   Unclaimed Money

            If money for the payment of Accreted Value, principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

11.   Discharge and Defeasance

            Subject to certain conditions set forth in the Indenture, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

12.   Amendments and Waivers

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount at maturity outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount at maturity outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee shall be entitled to amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article V of the Indenture, or to provide for uncertificated Securities in addition to or in place of Definitive Securities, or to add guarantees with respect to the Securities, including Subsidiary Guaranties, or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder.

13.   Defaults and Remedies

            Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or any Significant Subsidiary if the amount accelerated (or so unpaid) exceeds $10,000,000; (v) certain events of bankruptcy or insolvency with respect to the Company and the Significant Subsidiaries; (vi) certain judgments or decrees for the payment of money, the portion of which not covered by insurance exceeding $10,000,000 and (vii) certain defaults with respect to Subsidiary Guaranties. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount at maturity of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

            Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount at maturity of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is not opposed to the interest of the Holders.

14.   Trustee Dealings with the Company

            Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.   No Recourse Against Others

            A director, officer, employee, incorporator or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16.   Authentication

            This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

17.   Abbreviations

            Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors
Act).

18.   CUSIP Numbers

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.   Holders' Compliance with Registration Rights Agreement

            Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement applicable to this Security, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

20.   GOVERNING LAW

            THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

            The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security. Requests may be made to:

            Buffets Holdings, Inc.
            1460 Buffets Way
            Eagan, Minnesota 55121

            Attention:  General Counsel

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

      (Print or type assignee's name, address and zip code)

      (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                   agent to transfer this Security on the
books of the Company. The agent may substitute another to act for him.

__________________________________________________________________________

Date: ______________________ Your Signature: _____________________________

__________________________________________________________________________
Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

         (1)   [ ]      to the Company; or

         (2)   [ ]      inside the United States to a "qualified institutional
                        buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule
                        144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or

         (3)   [ ]      to an institutional "accredited investor" (as defined in
                        Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

         (4)   [ ]      outside the United States in an offshore transaction
                        within the meaning of Regulation S under the Securities
                        Act in compliance with Rule 904 under the Securities
                        Act; or

         (5)   [ ]      pursuant to the exemption from registration provided by
                        Rule 144 under the Securities Act; or

         (6)   [ ]      pursuant to another available exemption from
                        registration under the Securities Act; or

         (7)   [ ]      pursuant to an effective registration statement under
                        the Securities Act;

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3), (4), (5) or (6) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

                                          __________________________________
                                          Signature

Signature Guarantee:

__________________________________        __________________________________
Signature must be guaranteed                          Signature

            Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

            The following increases or decreases in this Global Security have been made:

Date of     Amount of decrease in      Amount of increase in      Principal amount at        Signature of authorized
Exchange    Principal amount at        Principal amount at        maturity of this Global    officer of Trustee or
            maturity                   maturity of this Global    Security following such    Custodian for the
            of this Global Security    Security                   decrease or increase)      Securities

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Security purchased by the Company pursuant to 4.06, 4.10 or 4.11 of the Indenture, check the box:

                                       [ ]

            If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06, 4.10 or 4.11 of the Indenture, state the amount in principal amount at maturity: $______________

Date:___________________    Your Signature:    _________________________________
                                               (Sign exactly as your name
                                               appears on the other side of this
                                               Security.)

Signature Guarantee: _____________________________________________________
                                (Signature must be guaranteed)

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT B

                       [FORM OF FACE OF EXCHANGE SECURITY
                       OR PRIVATE EXCHANGE SECURITY]*/**/

__________________

*/ If the Security is to be issued in global form add the Global Securities Legend from Exhibit A to the Appendix and the attachment from such Exhibit A captioned "SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".

**/ If the Security is a Private Exchange Security issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities Legend from Exhibit A to the Appendix and replace the Assignment Form included in this Exhibit B with the Assignment Form included in such Exhibit A.

                          BUFFETS HOLDINGS, INC. CORP.

                      13.875% SENIOR DISCOUNT NOTE DUE 2010

No. _____                                                     CUSIP No._________

                                                                     $__________

            BUFFETS HOLDINGS, INC., a Delaware corporation (the "Company"), promises to pay to _______________, or its registered assigns, the principal amount at maturity of ___________ Dollars on December 15, 2010.

            Interest Payment Dates:          January 31 and July 31
            Record Dates:                    January 15 and July 15

            Additional provisions of this Security are set forth on the other side of this Security.

            IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

Dated:

                                          BUFFETS HOLDINGS, INC.,

                                          by
                                             ___________________________________
                                             Name:
                                             Title:

                                          by
                                             ___________________________________
                                             Name:
                                             Title:

TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION,

as Trustee, certifies that
this is one of the Securities
referred to in the Indenture,
by:
   ___________________________________
          Authorized Signatory

    [FORM OF REVERSE SIDE OF EXCHANGE SECURITY OR PRIVATE EXCHANGE SECURITY]

                      13.875% SENIOR DISCOUNT NOTE DUE 2010

1.    Interest and Accreted Value

            BUFFETS HOLDINGS, INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount at maturity of this Security at the rate per annum shown above. No cash interest will accrue on the Securities prior to July 31, 2008. The Accreted Value of each Security will increase from the date of issuance until July 31, 2008, at a rate of 13.875% per annum, reflecting the accrual of non-cash interest, such that the Accreted Value will equal the stated principal amount at maturity on July 31, 2008. Cash interest on the Securities will accrue at the rate of 13.875% per annum from July 31, 2008, or from the most recent date to which interest has been paid or provided for, and will be payable semiannually in arrears on January 31 and July 31 of each year, commencing on January 31, 2009. The Company shall make each interest payment to the Holders of record of the Securities on the immediately preceding January 15 and July 15. The Company shall pay interest on overdue principal at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            If a Registration Default (as defined in the Registration Rights Agreement applicable to this Security) occurs, additional interest will accrue on this Security at a rate of 0.25% per annum (increasing by an additional 0.25% per annum after each consecutive 90-day period that occurs after the date on which such Registration Default occurs up to a maximum additional interest rate of 1.5%) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured.

            If the Leverage Ratio as of July 31, 2006 or July 31, 2008 (or if either such date is not the end of a monthly accounting period for the Company, then the date that is the last day of an accounting period that is nearest to such date) is greater than 4.50 to 1.0 (in the case of July 31, 2006 or the last date of the monthly accounting period nearest to such date) or 4.25 to 1.0 (in the case of July 31, 2008 or the last date of the monthly accounting period nearest to such date), additional interest will accrue on this Security at a rate of 1.00% per annum ("Step-Up Interest"). Any such interest rate increase will be permanent and cumulative up to a maximum of 2% per annum.

            All additional interest that accrues on this Securities on or prior to July 31, 2008, whether as a result of a Registration Default, Step-Up Interest or default interest will be added to the Accreted Value of this Security, and all additional interest that accrues thereafter will be payable in cash to the Holder of this Security on each scheduled interest payment date (except as provided in Section 2.11 of the Indenture).

            "Accreted Value" means, as of any date (the "Specified Date"), the amount provided below for each $1,000 principal amount at maturity of
Securities:

            (a) if the Specified Date occurs on one of the following dates (each, a "Semi-Annual Accrual Date"), the Accreted Value will equal the amount set forth below for such Semi-Annual Accrual Date:

                                  Semi-Annual                                        Accreted
                                  Accrual Date                                        Value
--------------------------------------------------------------------------------    ----------
Issue Date......................................................................    $   568.73
July 31, 2004...................................................................    $   584.74
January 31, 2005................................................................    $   625.30
July 31, 2005...................................................................    $   668.68
January 31, 2006................................................................    $   715.07
July 31, 2006...................................................................    $   764.68
January 31, 2007................................................................    $   817.73
July 31, 2007...................................................................    $   874.46
January 31, 2008................................................................    $   935.13
July 31, 2008...................................................................    $  1000.00

            (b) if the Specified Date occurs before the first Semi-Annual Accrual Date following the Issue Date, the Accreted Value will equal the sum of (A) the original issue price of a note and (B) an amount equal to the product of (x) the Accreted Value for such first Semi-Annual Accrual Date less such original issue price multiplied by (y) a fraction, the numerator of which is the number of days from the Issue Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days elapsed from the Issue Date to the first Semi-Annual Accrual Date, using a 360-day year of twelve 30-day months;

            (c) if the Specified Date otherwise occurs between two Semi-Annual Accrual Dates, the Accreted Value will equal to the sum of (A) the Accreted Value for the Semi-Annual Accrual Date immediately preceding such Specified Date and (B) an amount equal to the product of (x) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date multiplied by (y) a fraction, the numerator of which is the number of days elapsed from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180; or

            (d) if the Specified Date occurs after the last Semi-Annual Accrual Date, the Accreted Value will equal $1,000.

            Notwithstanding the foregoing, if additional interest accrues on the Securities on or prior to July 31, 2008 as a result of a Registration Default under the Registration Rights Agreement or an increase in the interest rate on the Securities as a result of Default Interest or Step-Up Interest, such additional interest will be added to the Accreted Value, and the Accreted Value as of any Specified Date will equal the sum of (A) the Accreted Value, as calculated above, as of the date such additional interest began to accrue, plus
(B) the amount of interest that would accrue on the Accreted Value from time to time on a daily basis at a rate of interest per annum equal to the sum of 13.875% per annum plus the rate of such additional interest as applicable from time to time, compounded semi-annually on each Semi-Annual Accrual Date from the date such additional interest began to accrete through the Specified Date, computed on the basis of a 360-day year of twelve 30-day months. If such an event were to occur, the Accreted Value on and after the last Semi-Annual Accrual Date would exceed $1,000.

            All references in this Security, in any context, to Accreted Value or any interest or other amount payable on or with respect to the Securities shall be deemed to include any additional interest pursuant to the Registration Rights Agreement.

2.    Method of Payment

            The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the January 15 or the July 15 immediately preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a Definitive Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a Definitive Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.    Paying Agent and Registrar

            Initially, U.S. Bank National Association (the "Trustee") will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated or organized Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.    Indenture

            The Company issued the Securities under an Indenture dated as of May 18, 2004 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

            The Securities are senior discount obligations of the Company, of which $132,000,000 in aggregate principal amount at maturity will be initially issued on the Issue Date. Subject to the conditions set forth in the Indenture, the Company may issue an unlimited amount of Additional Securities pursuant to
Section 2.13 of the Indenture. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; issue or sell capital stock of subsidiaries; engage in transactions with affiliates; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; incur liens; and consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries. These covenants are subject to important exceptions and qualifications.

5.    Optional Redemption

            Except as set forth below, the Company shall not be entitled to redeem the Securities at its option prior to July 31, 2008.

            On and after July 31, 2008, the Company shall be entitled at its option to redeem all or a portion of the Securities upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of Accreted Value), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on July 31 of the years set forth below:

                        Redemption
      Period              Price
-------------------     ----------
2008                      106.938
2009                      103.469
2010 and thereafter       100.000

            In addition, provided, that the redemption occurs within 90 days after the date of the applicable Public Equity Offering and before July 31, 2007, the Company shall be entitled at its option to redeem all or a portion of the Securities with the Net Cash Proceeds received by the Company from any Public Equity Offering at the following redemption prices (expressed as a percentage of Accreted Value), plus accrued and unpaid interest to the redemption date:

                                          Redemption
            Period                          Price
-------------------------------           ----------
Issue Date to July 31, 2005                117.344%
August 1, 2005 to July 31, 2006            120.813
August 1, 2006 to July 31, 2007            127.750

            At any time on or prior to the First Call Date, after the completion of a Change of Control Offer that was accepted by Holders of Securities having an Accreted Value of not less than 75% of the total Accreted Value of Securities then outstanding, the Company may redeem the "Untendered Notes upon not less than 30 nor more than 60 days' prior notice but in no event more than 90 days after the completion of such Change of Control Offer, mailed by first-class mail to each Holder's registered address, at a redemption price equal to 101% of the Accreted Value of the Untendered Notes at the redemption date plus accrued and unpaid interest, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

6.    Notice of Redemption

            Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 principal amount at maturity may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue, on such Securities (or such portions thereof) called for redemption.

7.    Put Provisions

            Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase the Securities of such Holder at a repurchase price equal to 101% of the Accreted Value thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

            Under certain circumstances as set forth in the Indenture, the Company will be required to offer to purchase Securities with the Net Available Cash from Asset Dispositions.

            As provided in, and subject to the terms of, the Indenture, within 30 days after the consummation of an Initial Public Equity Offering prior to July 31, 2007, the Company shall be required to offer to purchase from Holders such aggregate principal amount at maturity of Securities as may be purchased with funds equal in amount to 50% of the Net Cash Proceeds received by the Company from such Initial Public Equity Offering at a purchase price of 113.875% of the Accreted Value of the Securities, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date); provided, however, that such Net Cash Proceeds shall not be required to be applied towards the purchase of Securities (i) to the extent the Company applies such Net Cash Proceeds towards the purchase or redemption of, and actually purchases or redeems, Buffets Existing Notes and (ii) to the extent such application is restricted by the terms of the then outstanding Indebtedness of Buffets; provided further, however, that in no event will the Company be required to make an offer to purchase Securities with a principal amount at maturity that is more than 25% of the aggregate principal amount at maturity of the Securities originally issued.

8.    Denominations; Transfer; Exchange

            The Securities are in registered form without coupons in denominations of $1,000 aggregate principal amount at maturity and whole multiples of $1,000 aggregate principal amount at maturity. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

9.    Persons Deemed Owners

            The registered Holder of this Security may be treated as the owner of it for all purposes.

10.   Unclaimed Money

            If money for the payment of Accreted Value, principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

11.   Discharge and Defeasance

            Subject to certain conditions set forth in the Indenture, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

12.   Amendments and Waivers

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount at maturity outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount at maturity outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee shall be entitled to amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article V of the Indenture, or to provide for uncertificated Securities in addition to or in place of Definitive Securities, or to add guarantees with respect to the Securities, including Subsidiary Guaranties, or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder.

13.   Defaults and Remedies

            Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or any Significant Subsidiary if the amount accelerated (or so unpaid) exceeds $10,000,000; (v) certain events of bankruptcy or insolvency with respect to the Company and the Significant Subsidiaries; (vi) certain judgments or decrees for the payment of money, the portion of which not covered by insurance exceeding $10,000,000 and (vii) certain defaults with respect to Subsidiary Guaranties. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount at maturity of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

            Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount at maturity of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is not opposed to the interest of the Holders.

14.   Trustee Dealings with the Company

            Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.   No Recourse Against Others

            A director, officer, employee, incorporator or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16.   Authentication

            This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

17.   Abbreviations

            Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors
Act).

18.   CUSIP Numbers

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.   Holders' Compliance with Registration Rights Agreement

            Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement applicable to this Security, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

20.   GOVERNING LAW

            THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

            The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security. Requests may be made to:

                  Buffets Holdings, Inc.
                  1460 Buffets Way
                  Eagan, Minnesota 55121

                  Attention: General Counsel

__________________________________________________________________________

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

              (Print or type assignee's name, address and zip code)

                  (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                      agent to transfer this Security on
the books of the Company. The agent may substitute another to act for him.

__________________________________________________________________________

Date: _____________________ Your Signature:_______________________________

__________________________________________________________________________

Sign exactly as your name appears on the other side of this Security.

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Security purchased by the Company pursuant to Section 4.06, 4.10 or 4.11 of the Indenture, check the box:

                                       [ ]

            If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06, 4.10 of 4.11 of the Indenture, state the amount in principal amount at maturity:$____________________

Date: __________________    Your Signature:    _________________________________
                                               (Sign exactly as your name
                                               appears on the other side of this
                                               Security.)

Signature Guarantee: _____________________________________________________
                               (Signature must be guaranteed)

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT C

                  [Form of Transferee Letter of Representation]

BUFFETS HOLDINGS, INC.
1460 Buffet Way
Eagan, Minnesota  55121

Attention: General Counsel

         [     ]
         [     ]
         [     ]

Ladies and Gentlemen:

            This certificate is delivered to request a transfer of $[ ] principal amount at maturity of the 13.875% Senior Discount Notes due 2010 (the "Securities") of Buffets Holdings, Inc. (the "Company").

            Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

            Name:____________________________

            Address:_________________________

            Taxpayer ID Number:______________

            The undersigned represents and warrants to you that:

            1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")), purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount at maturity of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

            2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such

Securities (or any predecessor thereto) (the "Resale Restriction Termination Date") only (i) to the Company, (ii) in the United States to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (iii) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is an institutional accredited investor purchasing for its own account or for the account of an institutional accredited investor, in each case in a minimum principal amount at maturity of the Securities of $250,000,
(iv) outside the United States in a transaction complying with the provisions of Rule 904 under the Securities Act, (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available), (vi) pursuant to another available exemption from registration under the Securities Act or (vii) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (vii) subject to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (iii) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (iii), (iv) or (v) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

                                             TRANSFEREE:_________________,

                                                by: ______________________

                                                                   SCHEDULE 2.14

                                COMPARABLE YIELD

Issue Price:  [y]%
Comparable Yield:  13.875 %

                       [INSERT PROJECTED PAYMENT SCHEDULE]

                                        1